SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               THE MONY GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

[LOGO]


April 1, 2002



Dear Shareholder:

It is a pleasure to invite you to attend the 2002 Annual Meeting of Shareholders of The MONY Group Inc. The meeting will be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, on Wednesday, May 15, 2002, at 9:30 a.m., local time. The formal notice of the meeting, the Proxy Statement, the Annual Report (as filed with the Securities and Exchange Commission) and your proxy card are enclosed in this mailing.

At the meeting, you will be asked to elect directors, ratify the appointment of independent accountants, approve The MONY Group Inc. 2002 Annual Incentive Plan for Senior Executive Officers, approve The MONY Group Inc. 2002 Long-Term Performance Plan for Senior Executive Officers and approve The MONY Group Inc. 2002 Stock Option Plan.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we ask that you execute and return your proxy promptly, using the postage-paid envelope we have provided for your convenience. Also, you may submit your proxy by telephone or over the Internet if you wish. Please see the information included on the enclosed proxy card in this regard. Submitting your vote at this time will save your Company the cost of additional proxy solicitation.

Thank you for your continued support.

Sincerely,




/s/ Michael I. Roth                     /s/ Samuel J. Foti
-----------------------                 --------------------
Michael I. Roth                         Samuel J. Foti
CHAIRMAN AND CHIEF                      PRESIDENT AND CHIEF
EXECUTIVE OFFICER                       OPERATING OFFICER

                               THE MONY GROUP INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    --------


                                                1740 Broadway
                                                New York, New York 10019
                                                April 1, 2002



To The Shareholders:

The Annual Meeting of Shareholders of The MONY Group Inc. will be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, on Wednesday, May 15, 2002, at 9:30 a.m., local time, to consider and act upon:

     1. Election of five directors for a term of three years, or until their successors are elected and qualified;

     2.   Ratification of the appointment of independent accountants;

     3. Approval of The MONY Group Inc. 2002 Annual Incentive Plan for Senior Executive Officers;

     4. Approval of The MONY Group Inc. 2002 Long-Term Performance Plan for Senior Executive Officers;

     5.   Approval of The MONY Group Inc. 2002 Stock Option Plan; and

     6. Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 18, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ Lee M. Smith
                                        ------------------------
                                        Lee M. Smith
                                        VICE PRESIDENT AND CORPORATE SECRETARY



OUR ANNUAL MEETING WILL ALSO BE WEBCAST ON OUR WEBSITE AT WWW.MONY.COM AT 9:30 A.M. ON MAY 15, 2002.

                              --------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2002
                              --------------------

                                  INTRODUCTION

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The MONY Group Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company on Wednesday, May 15, 2002, at 9:30 a.m. at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, and at any adjournment thereof. The Company's Annual Report for 2001 and this Proxy Statement are being sent to shareholders beginning on or about April 1, 2002.

Shares represented by valid proxies will be voted at the Annual Meeting or any adjournment thereof in accordance with each shareholder's directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Company's Board of Directors. Alternatively, a proxy may be submitted by telephone or the Internet. Please follow the instructions on the enclosed proxy card if you wish to submit your proxy in this manner. A proxy may be revoked by a shareholder at any time before its use by filing written notice of revocation, by telephone or over the Internet, by submitting a subsequent proxy to the Secretary of the Company or by voting in person at the meeting.

OUTSTANDING STOCK AND VOTING RIGHTS


The Company's Board of Directors has fixed the close of business on March 18, 2002 as the record date for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 48,515,528 shares of Common Stock. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the record date on all matters submitted to a vote of the shareholders at the meeting. The presence of one-third of the Company's outstanding common shares in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of Common Stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the Annual Meeting. Abstentions from voting, including broker non-votes, with respect to shares present at the Annual Meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of directors, but will have the effect of votes against any business other than the election of directors.



             OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

FIVE PERCENT SHAREHOLDERS

The Company has no information that any person beneficially owns more than 5% of its outstanding Common Stock except as reported on Schedule 13G filed with the Securities and Exchange Commission (the "SEC") by Goldman, Sachs & Co. ("Goldman Sachs") and certain affiliates pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table and notes have been prepared in reliance upon such filing for the nature of ownership and an explanation of overlapping ownership.

                                                                  AMOUNT AND NATURE
                  NAME AND ADDRESS OF                          OF BENEFICIAL OWNERSHIP            PERCENT OF
                   BENEFICIAL OWNER                           REPORTED ON SCHEDULE 13G               CLASS
                  -------------------                          -----------------------             ---------
      The Goldman Sachs Group, Inc.
              85 Broad Street
        New York, NY 10004(1) ................................        3,797,780                      7.3%

----------
(1) Consists of 3,797,780 shares beneficially owned by Goldman Sachs and The Goldman Sachs Group, Inc. ("GS Group"); 2,341,435 shares beneficially owned by GS Mezzanine Partners, L.P.; 1,257,291 shares beneficially owned by GS Mezzanine Partners Offshore, L.P.; 3,598,726 shares beneficially owned by GS Mezzanine Advisors, L.L.C.; 80,076 shares beneficially owned by Stone Street Fund 1997, L.P.; 38,890 shares beneficially owned by Bridge Street Fund

     1997, L.P. and 118,966 shares beneficially owned by Stone Street 1997, L.L.C. Includes an aggregate of 3,717,692 shares issuable upon exercise of currently exercisable warrants held by GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P., and Bridge Street Fund 1997, L.P. (collectively, the "Investors"), pursuant to the Investment Agreement (the "Investment Agreement"), dated as of December 30, 1997, by and among The Mutual Life Insurance Company of New York (now known as MONY Life Insurance Company) ("MONY Life"), MONY Financial Services Corporation (now known as The MONY Group Inc.) and the Investors. GS Group and Goldman Sachs each disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which Goldman Sachs or employees of Goldman Sachs have voting or investment discretion, or both and (ii) certain investment entities, of which a subsidiary of GS Group or Goldman Sachs is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than GS Group, Goldman Sachs or their affiliates.

GOLDMAN INVESTMENT. On December 30, 1997, the Investors entered into the Investment Agreement pursuant to which: (i) the Investors purchased, for $115 million (the "Consideration"), surplus notes (the "MONY Notes") issued by MONY Life with an aggregate principal amount equal to the Consideration, and (ii) the Investors purchased, for $10.0 million, warrants (the "Warrants") to purchase from the Company (after giving effect to the initial public offering) in the aggregate 7.0% of the fully diluted Common Stock as of the first date following such effectiveness on which shares of Common Stock were first issued to policyholders (December 24, 1998) (the "Specified Date"). On March 8, 2000 MONY Life repurchased the MONY Notes from the Investors for an aggregate purchase price of $123,775,937.

     STANDSTILL AGREEMENT. Pursuant to the Investment Agreement, the Investors, for a period of five years following the Specified Date (the "Standstill Period"), subject to certain exceptions specified in the Investment Agreement, will not, and will cause their subsidiaries and any affiliates that own Warrants or Common Stock that was acquired upon exercise thereof not to, directly or indirectly, acquire, offer to acquire or agree to acquire any outstanding Common Stock other than pursuant to the Warrants or from an Investor or a subsidiary or affiliate of an Investor without the prior written approval of MONY Life. The foregoing provisions will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock. The Company has agreed that, so long as the Investors, their subsidiaries and affiliates are subject to the provisions described in this paragraph, it will not take any action (including, without limitation, adoption of a shareholder rights plan) that would have the effect of imposing more stringent requirements on the Investors, their subsidiaries and affiliates than those contained in the Investment Agreement.

     VOTING OF COMMON STOCK. The Investors have agreed that, subject to certain exceptions provided in the Investment Agreement, during the Standstill Period the Investors will, and will cause their subsidiaries and affiliates that acquire Common Stock upon exercise of Warrants to, vote all shares of Common Stock acquired upon exercise of Warrants owned by them either, at the option of the Company, in accordance with the recommendation of the Company's Board of Directors or in the same proportion as the holders of Common Stock who are not affiliated with either the Company or the Investors with respect to all matters properly presented for a vote of the holders of the Common Stock. The foregoing requirement will not apply and the Investors and their subsidiaries and affiliates may acquire Common Stock without regard to the restrictions contained in the Investment Agreement described above with respect to certain specified matters, including those that relate to: (i) any merger, consolidation or other business combination involving, or sale, lease, transfer or other disposition of substantially all the assets of, the Company, MONY Life or any Significant Subsidiary (as defined in the Investment Agreement); (ii) the approval of any amendment to the Company's Certificate of Incorporation or By-Laws; (iii) any matter that could result in any decrease in the percentage of the voting power represented by the aggregate voting power of all Common Stock and Common Stock issuable upon exercise of Warrants then owned by the Investors and their subsidiaries and affiliates; and (iv) any other matter (other than the election of directors) that in the good faith judgment of the Investors could adversely affect their interests as significant stockholders of the Company. The foregoing provisions shall terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

     LIMITATION ON SALES OF COMMON STOCK AND WARRANTS. The Investors have agreed that until the termination of the Standstill Period, they will not, and will cause their subsidiaries and affiliates that own Warrants or Common Stock that was acquired upon exercise of Warrants not to, sell, transfer or otherwise dispose of any Warrants or Common Stock that was acquired upon exercise of Warrants in a negotiated transaction (which for these purposes does not include an open market sale other than as a result of an offer to sell securities having aggregate voting rights of more than 3% of the voting rights on an as converted basis at any one time): (i) to any Person (as defined in the Investment Agreement) that is engaged in Life Insurance Business (as defined in the Investment Agreement) if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise of Warrants that is held by such Person that is equal to 3% or more of the fully diluted Common Stock at the time of such transaction without the prior written consent of the Company, or (ii) to any Person if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise of Warrants that is held by such Person that is equal to 5% or more of the fully diluted Common Stock at the time of such transaction without the prior written consent of the Company. The foregoing restriction will not apply to: (i) any transfers between or among the Investors, their subsidiaries and affiliates, or (ii) any widely distributed public underwritten offering. The foregoing provisions will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

     BOARD REPRESENTATION. Pursuant to the Investment Agreement, the Investors have been granted Board representation rights. The Company has agreed to use its best efforts to cause one of the persons proposed by the Investors to be elected to the Company's Board of Directors. Claude M. Ballard, as such person, retired from the Company's Board of Directors on January 11, 2000. Mr. Ballard was a limited partner of The Goldman Sachs Group, L.P. The Investors have not proposed another nominee at this time.

     The Investors have agreed to not propose any person who: (i) at the time of such proposal is either a member of the board of directors or board of trustees or a senior officer of an entity engaged in the Life Insurance Business, or (ii) is not qualified to serve as a director pursuant to the By-Laws of the Company. The Investors' Board representation rights granted by the Investment Agreement will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

     REGISTRATION RIGHTS. Pursuant to the Investment Agreement the Company has entered into a registration rights agreement granting to the Investors and their subsidiaries or affiliates certain rights to registration under the Securities Act of 1933, as amended, with respect to the Warrants and all shares of Common Stock issuable upon exercise thereof (the "Registration Rights Agreement"). Subject to certain limitations, the Registration Rights Agreement provides that the Investors and their subsidiaries and affiliates have the right to make three demand registration requests ("Demand Registrations") of the Company and can make an unlimited number of requests for piggyback registrations (each, a "Piggyback Registration"). A Piggyback Registration will not relieve the Company of its obligations to effect Demand Registrations. The Company has agreed to pay all expenses with respect to any Demand Registration or Piggyback Registration other than any underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale by an Investor or any of their subsidiaries or affiliates of any securities so registered.

DIRECTORS AND EXECUTIVE OFFICERS
Until November 11, 2000, directors and officers were prohibited, under New York Insurance Law, from acquiring Company stock. Thereafter, directors and officers have acquired shares of Common Stock in accordance with New York law.

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2002 by each director and director nominee and the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2001 (collectively, the "named executive officers") and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares shown in the table to be owned by that person.

As of March 1, 2002, the directors, the director nominees and the named executive officers of the Company:

o owned beneficially, directly or indirectly, the number of shares of Common Stock indicated under "Shares Beneficially Owned;"

o held options, exercisable within 60 days after that date, to purchase the number of shares of Common Stock indicated in the applicable footnotes below; and

o held units equivalent to the number of shares of Common Stock indicated under "Benefit Plan Shares Beneficially Owned" pursuant to the Investment Plan Supplement for Employees and Field Underwriters of MONY Life (the

     "Investment Plan Supplement"), the Excess Benefit Plan for Employees of MONY Life (the "Excess Plan"), and/or the Deferred Compensation Plan for Directors of MONY Life (the "Directors Deferred Plan").


As of March 1, 2002, no such person beneficially owned more than one percent of the outstanding Common Stock; all directors and executive officers as a group beneficially owned 1,049,845 shares of Common Stock, including options exercisable within 60 days after that date to purchase 466,441 shares of Common Stock and the equivalent of 164,107 shares of Common Stock allocated to the unitized interests in the benefit plan accounts of such directors and executive officers. Together all such shares amounted to 2.1% of the outstanding Common Stock as of that date.

                                                                              BENEFIT
                                                        SHARES              PLANS SHARES            TOTAL NUMBER
               NAME OF                               BENEFICIALLY           BENEFICIALLY              OF SHARES
          BENEFICIAL OWNER                               OWNED                OWNED(1)           BENEFICIALLY OWNED
          ----------------                         ----------------         ------------          -----------------
Tom H. Barrett ..................................        1,384(2)               2,454                    3,838
David L. Call ...................................        1,634(2)(3)               --                    1,634
Richard Daddario ................................       80,507(4)               9,512                   90,019
G. Robert Durham ................................        1,461(2)                  --                    1,461
James B. Farley .................................        1,384(2)                  --                    1,384
Samuel J. Foti ..................................      145,266(5)              51,098                  196,364
Robert Holland, Jr. .............................        1,551(2)(6)           10,379                   11,930
James L. Johnson ................................        1,407(2)                  --                    1,407
Frederick W. Kanner .............................        2,834(7)               1,296                    4,130
Robert R. Kiley .................................        1,384(2)                  66                    1,450
Kenneth M. Levine ...............................       82,910(8)               8,141                   91,051
Jane C. Pfeiffer ................................        2,395(2)                  --                    2,395
Michael I. Roth .................................      215,075(9)              48,833                  263,908
Thomas C. Theobald ..............................        1,450(2)               3,596                    5,046
David M. Thomas .................................           --                     --                       --
Victor Ugolyn ...................................       37,287(10)              9,668                   46,955
All directors and executive officers
 as a group (25 persons) ........................      885,738                164,107                1,049,845(11)

----------

(1) Indicates Common Stock equivalent of unitized interests held under the Retirement and Investment Plan Trust of MONY Life and the Deferred Compensation Trust of MONY Life. This represents the employees' and non-employee directors' deferral of compensation and Company contributions under the Investment Plan Supplement, a tax-qualified 401(k) plan, the Excess Plan and the Directors Deferred Plan.

(2) Includes 550 restricted shares granted on January 11, 2000, 418 restricted shares granted on January 17, 2001 and 416 restricted shares granted on January 16, 2002.

(3)  Includes 250 shares owned in an IRA by Mary G. Call, Mr. Call's spouse.

(4) Includes (i) 23,473 restricted shares subject to certain vesting and forfeiture provisions, (ii) 56,950 shares subject to options exercisable within 60 days after March 1, 2002 and (iii) 77 shares owned by Patricia Daddario, Mr. Daddario's spouse. Mr. Daddario disclaims beneficial ownership of the shares owned by his spouse.

(5) Includes (i) 44,179 restricted shares subject to certain vesting and forfeiture provisions, (ii) 100,500 shares subject to options exercisable within 60 days after March 1, 2002 and (iii) 165 shares owned by Mary Jane Foti, Mr. Foti's spouse. Mr. Foti disclaims beneficial ownership of the shares owned by his spouse.

(6) Includes 7 shares owned by WorkPlace Integrators. Mr. Holland previously owned WorkPlace Integrators.

(7) Includes 418 restricted shares granted on January 17, 2001 and 416 restricted shares granted on January 16, 2002.

(8) Includes (i) 25,803 restricted shares subject to certain vesting and forfeiture provisions and (ii) 56,950 shares subject to options exercisable within 60 days after March 1, 2002.

(9) Includes (i) 56,520 restricted shares subject to certain vesting and forfeiture provisions, (ii) 158,120 shares subject to options exercisable within 60 days after March 1, 2002 and (iii) 428 shares owned by the Michael I. Roth Irrevocable Trust, an irrevocable life insurance trust of which Mr. Roth's three children are beneficiaries. Mr. Roth disclaims beneficial ownership of the shares owned by the trust.

(10) Includes (i) 21,506 restricted shares subject to certain vesting and forfeiture provisions and (ii) 15,745 shares subject to options exercisable within 60 days after March 1, 2002.

(11) Includes 11,687 shares of Common Stock for which beneficial ownership is disclaimed by certain directors and executive officers.

                        PROPOSAL 1. ELECTION OF DIRECTORS

The Company's Board of Directors consists of three classes of directors: one class to hold office for a term expiring at the Annual Meeting of Shareholders to be held on May 15, 2002, another class to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2003, and another class to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2004, with the members of each class to hold office until their successors are duly elected and qualified. At each Annual Meeting of the Shareholders of the Company, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election.

Five directors will be elected at the Annual Meeting for terms ending in May 2005 or until their respective successors shall have been elected and qualified. All of the nominees are at the present time directors of the Company, whose current terms will expire at the 2002 Annual Meeting. If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

Set forth below is information about each director nominee and each other director, including business positions held during at least the past five years, age, other directorships held and periods of service as a director of the Company and MONY Life.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.

G. ROBERT DURHAM, 73 -- Director Nominee
Mr. Durham has been a Director of the Company  since August  1998*.  He has also been a Director of MONY Life since June 1988. Mr. Durham retired from Walter Industries, Inc., a home building and financing, natural resources and industrial manufacturing company, in May 1996, after serving as Chairman of the Board and Chief Executive Officer from June 1991 to May 1996. Prior to that time, Mr. Durham held various executive management positions with Phelps Dodge Corporation, a mining company, serving as President, Chairman of the Board and Chief Executive Officer until his retirement in June 1989. He serves on the board of directors of The FINOVA Group, Inc.


JAMES L. JOHNSON, 74 -- Director Nominee
Mr. Johnson has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since October 1986. Mr. Johnson is Chairman
Emeritus of GTE Corporation, a telecommunications company, having served as Chairman and Chief Executive Officer from April 1988 to May 1992. He is also Non-Executive Chairman of the Board of CellStar Corporation, a wireless communications company, since July 2001. Prior to that time, Mr. Johnson held various executive management positions with GTE Corporation. Mr. Johnson serves on the board of directors of CellStar Corporation, Harte-Hanks Communications, Inc., and Walter Industries, Inc.


FREDERICK W. KANNER, 58 -- Director Nominee
Mr. Kanner has been a Director of the Company since March 2000. He has also been a director of MONY Life since March 2000. Mr. Kanner is a member of the firm of Dewey Ballantine LLP, an international law firm headquartered in New York City, since October 1976. He serves on the Board of Trustees of the Lawyers' Alliance for New York and the Lawyers' Committee for Civil Rights Under Law.


KENNETH M. LEVINE, 55 -- Director Nominee
Mr. Levine has been a Director, Executive Vice President and Chief Investment Officer of the Company since 1997**. He has also been a Director (since May
1994) and Executive Vice President (since February 1990) and Chief Investment Officer (since January 1991) of MONY Life. Mr. Levine is also a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since July 1991), MONY Series Fund, Inc. (since December 1991), 1740 Advisers, Inc. (since December 1989), MONY Benefits Management Corp. (formerly MONY Funding, Inc.) (since October 1991), MONY Realty Partners, Inc. (since October
1991), 1740 Ventures, Inc. (since October 1991), MONY Agricultural Investment

Advisers, Inc. (since October 2001), MONY Asset Management,  Inc. (since October
2001), MONY Capital Management, Inc. (since October 2001) and MONY Realty Capital, Inc. (since October 2001). He also served as MONY Life's Senior Vice President-- Pensions (from January 1988 to February 1990). Prior to that time, Mr. Levine held various management positions within MONY Life.


DAVID M. THOMAS, 52 -- Director Nominee
Mr. Thomas has been a Director of the Company since March 2002. He has also been a Director of MONY Life since March 2002. Mr. Thomas is filling a vacancy on the Company's Board of Directors. Mr. Thomas is Chairman and Chief Executive Officer of IMS Health, a leading provider of information solutions to the pharmaceutical and healthcare industries, since November, 2000. From 1998 to 2000, Mr. Thomas served as Senior Vice President and Group Executive at IBM, an information technologies company. Prior to that time, Mr. Thomas held various management positions with IBM since 1972. Mr. Thomas serves on the Board of Directors of IMS Health, Fortune Brands, Inc., Trizetto Corporation and Cognizant Technology Solutions.


THE FOLLOWING DIRECTORS SERVE FOR TERMS THAT EXPIRE IN 2003:

TOM H. BARRETT, 71
Mr. Barrett has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since July 1990. Mr. Barrett is a Partner in American Industrial Partners, a private investment partnership, since 1992. Mr. Barrett retired from The Goodyear Tire & Rubber Company in December 1993, after serving as Chairman of the Board, President & Chief Executive Officer of The Goodyear Tire & Rubber Company from April 1989 to July 1991 and President & Chief Executive Officer from December 1988 to April 1989.

DAVID L. CALL, 70
Dr. Call has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since January 1993. Dr. Call joined the faculty of Cornell University in 1963. He became Dean of the College of Agriculture and Life Sciences in 1978. Dr. Call has been Dean Emeritus since his retirement in 1995. He also serves as a small business consultant.

JAMES B. FARLEY, 71
Mr. Farley has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since October 1988. Mr. Farley joined MONY Life as President and Chief Operating Officer in October 1988. He held the position of Chairman of the Board, Chief Executive Officer and President from April 1989 to January 1991, and Chairman and Chief Executive Officer from April 1991 to
January 1993. From January 1993 to July 1993 he was Chairman of the Board and retired from MONY Life in January 1994. Prior to joining MONY Life in 1988, Mr. Farley was Chairman and Chief Executive Officer of Booz, Allen & Hamilton from 1972 to 1985 and Senior Chairman from 1985 to 1988. Booz, Allen & Hamilton is an international management and technology consulting firm. Mr. Farley serves on the board of directors of Ashland, Inc. and Harrah's Entertainment, Inc. and is a Trustee of the Forster Trust.


SAMUEL J. FOTI, 50
Mr. Foti has been a Director, President and Chief Operating Officer of the Company since 1997**. He is President and Chief Operating Officer (since February 1994) of MONY Life and has been a Director since January 1993. He is also President and Chief Operating Officer of MONY Life Insurance Company of America (since February 1994). Mr. Foti is a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since October
1989), MONY Brokerage, Inc. (since January 1990), MONY International Holdings, Inc. (since October 1994), MONY Life Insurance Company of the Americas, Ltd. (since December 1994) and MONY Bank & Trust Company of the Americas, Ltd. (since December 1994). He has also served as MONY Life's Executive Vice President (from January 1991 to February 1994) and Senior Vice President (from April 1989 to January 1991). Mr. Foti serves on the board of directors of Enterprise Group of Funds, Inc. and Enterprise Accumulation Trust. He is also a Trustee of The American College, where he served as Chair of the Board of Trustees from January 2000 to January 2002. He previously served on the board of directors of the Life Insurance Marketing and Research Association (LIMRA), where he served as Chairman from October 1996 through October 1997.


JANE C. PFEIFFER, 69
Mrs. Pfeiffer has been a Director of the Company since August 1998*. She has also been a Director of MONY Life since November 1988. Mrs. Pfeiffer is an independent management consultant. Mrs. Pfeiffer serves on the board of directors of Ashland, Inc., International Paper Company and J.C. Penney Company, Inc. She is a trustee of the University of Notre Dame and a member of The Council on Foreign Relations.

THE FOLLOWING DIRECTORS SERVE FOR TERMS THAT EXPIRE IN 2004:

ROBERT HOLLAND, JR., 61
Mr. Holland has been a Director of the Company since August 1998*. He has also been Director of MONY Life since May 1990. Mr. Holland is a business consultant. Mr. Holland was the owner and Chief Executive Officer of WorkPlace Integrators, an office furniture dealership in Southeast Michigan, from December 1996 to April 2001. Prior to that time, Mr. Holland was the President and Chief Executive Officer of Ben & Jerry's Homemade, Inc., an ice cream company, from February 1995 to October 1996, Chairman and Chief Executive Officer of Rokher-J, Inc., a business development services company, from 1991 to 1995, Chairman of the Board of Gilreath Manufacturing Company, a plastic injection molding manufacturing company, from 1990 to 1991 and Vice President of Business Development of Gilreath Manufacturing Company from 1988 to 1990. Mr. Holland serves on the board of directors of Tricon Global Restaurants, Inc., Lexmark International, Carver Bank Corp., Advanced Product Development, Mazaruni Granite Products (Guyana). He also serves on the Ethnic Advisory Board of PepsiCo and the Advisory Board of Boardroom Consultants.

ROBERT R. KILEY, 66
Mr. Kiley has been a Director of the Company since August 1998*. He has also been Director of MONY Life since November 1995. Mr. Kiley has been the Commissioner of Transport for London since January 2001. Prior to that time, Mr. Kiley was President and Chief Executive Officer of the New York City Partnership and Chamber of Commerce, Inc. from May 1995 to January 2001. Mr. Kiley had been a Principal of Kohlberg & Co. from April 1994 to April 1999. Mr. Kiley was President and Chief Executive Officer of Fischback Corp., an electrical and mechanical contracting company, from January 1991 to October 1994 and Chairman and Chief Executive Officer of the Metropolitan Transportation Authority of New York from November 1983 to December 1990.


MICHAEL I. ROTH, 56
Mr. Roth has been a Director, Chairman of the Board and Chief Executive Officer of the Company since 1997**. He is Chairman of the Board (since July 1993) and Chief Executive Officer (since January 1993) of MONY Life and has been a
Director since May 1991. Mr. Roth is also a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since July
1991) and 1740 Advisers, Inc. (since December 1992). He has also served as MONY Life's President and Chief Executive Officer (from January 1993 to July 1993), President and Chief Operating Officer (from January 1991 to January 1993) and Executive Vice President and Chief Financial Officer (from March 1989 to January
1991). Mr. Roth serves on the board of directors of the American Council of Life Insurance, The Life Insurance Council of New York, Insurance Marketplace Standards Association, Enterprise Foundation (a charitable foundation which develops housing and which is not affiliated with the Enterprise Group of Funds), Metropolitan Development Association of Syracuse and Central New York, Enterprise Group of Funds, Inc., Enterprise Accumulation Trust, Pitney Bowes, Inc., Lincoln Center for the Performing Arts Leadership Committee, New York City Partnership and Chamber of Commerce, Committee to Encourage Corporate
Philanthropy, The Twin Towers Fund, New York City Investment Fund and Interpublic Group of Companies. Mr. Roth also serves on the Board of Governors of the United Way of Tri-State.


THOMAS C. THEOBALD, 64
Mr. Theobald has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since May 1990. Mr. Theobald is a managing director of William Blair Capital Partners, L.L.C., a private equity group, since September 1994. Prior to that time, Mr. Theobald was Chairman of the Board of Continental Bank from August 1987 to August 1994. Mr. Theobald serves on the board of directors of Anixter International, Inc., Xerox Corp., Jones Lang LaSalle, Inc., and Liberty Funds.


----------

  * This Director was elected in anticipation of the demutualization of The Mutual Life Insurance Company of New York, the predecessor of MONY Life, that was completed in 1998. Directors of MONY Life served as Trustees on the Board of Trustees of The Mutual Life Insurance Company of New York, the predecessor of MONY Life, prior to the demutualization for the period indicated.

 ** The Company was incorporated under the name MONYCO, Inc. on June 24, 1997, as a wholly owned subsidiary of MONY Life. This Director was appointed in connection with the original incorporation of the Company.

DIRECTOR RETIREMENT POLICY
For its members, the Board of Directors will continue to adhere to the retirement policy adopted by MONY Life for its Board. Pursuant to that policy, directors serve until the attainment of age 70. The only exception to this policy is for directors who were elected as Board members of MONY Life prior to May 1, 1989, who are scheduled to retire on the first day of the month following the attainment of age 73. In addition, to maintain the continued guidance, leadership and expertise of the members of the Board of Directors and the Audit Committee during the initial period after the demutualization, directors scheduled to retire in 2000 will be able to serve an additional two years and directors scheduled to retire in June, 2001, May, 2002 and June, 2002 will be able to serve an additional two years or until their successors have been duly elected and qualified.


                          BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held nine meetings during 2001. Each Director attended at least 75% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the year.

The Board of Directors has the following three standing committees.

AUDIT COMMITTEE. The Audit Committee's primary responsibilities are to monitor the integrity of the Company's financial reporting process and systems of internal controls; to monitor the independence and performance of the Company's independent auditors and internal auditing department; to provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; and to review areas of potential significant financial risk for the Company. The Audit Committee is also responsible for, among other things, reviewing the annual audit of the Company's financial statements before filing and distribution and reviewing the Company's quarterly financial results before filing or distribution and, in each case, discussing significant issues with management, the Company's internal auditors and the Company's independent auditors. Its membership is restricted to directors who are not employees of the Company or its affiliates. The members of the Committee are: Tom H. Barrett (Chairman), G. Robert Durham, James B. Farley, Robert R. Kiley and Thomas C. Theobald, each of whom is an "independent" director in accordance with applicable New York Stock Exchange requirements. The Audit Committee operates under a written charter, a copy of which was appended to the Proxy Statement furnished to shareholders in connection with last year's Annual Meeting of Shareholders of the Company. The Audit Committee met five times in 2001.

HUMAN RESOURCES COMMITTEE. The function of the Human Resources Committee is to oversee the administration of the Company's compensation plans and to make determinations with respect to compensation of officers, directors and employees of the Company; to nominate candidates for election by the shareholders to the Board of Directors or to fill vacancies on the Board of Directors; to recommend the establishment, authority, size and membership of committees of the Board of Directors; to evaluate the performance of executive officers of the Company; to recommend to the Board of Directors the selection and base compensation of executive officers of the Company; to recommend to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock; and, in some cases, to make final determinations, sometimes subject to ratification by the full Board of Directors, concerning incentive compensation intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code"). Its membership is restricted to Directors who are not employees of the Company or its affiliates. The members of the Human Resources Committee are: James L. Johnson (Chairman), G. Robert Durham, James B. Farley and Robert Holland, Jr. The Human Resources Committee will consider nominees recommended by security holders. The procedure for such nominations is described below under "2003 Meeting of Shareholders." The Human Resources Committee met five times in 2001.

PUBLIC AFFAIRS COMMITTEE. The function of the Public Affairs Committee is to review policies, programs and practices that are consistent with the Company's social obligation to its employees, society and especially the communities of its major locations. The members of the Public Affairs Committee are: Jane C. Pfeiffer (Chairperson), David L. Call, Robert Holland, Jr., Frederick W. Kanner, Robert R. Kiley and Thomas C. Theobald. The Public Affairs Committee met four times in 2001.


                             AUDIT COMMITTEE REPORT

The Audit Committee of The MONY Group Inc. (the "Audit Committee") is comprised of five independent directors and operates under a written Charter adopted by the Board of Directors on May 17, 2000. In its corporate oversight role, the Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee held five meetings during 2001. The meetings were designed to facilitate open communication between the Audit Committee, management and the Company's independent public accountants, PricewaterhouseCoopers LLP
("PricewaterhouseCoopers"). The Audit Committee reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers during these meetings.

The Audit Committee discussed with PricewaterhouseCoopers matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers their independence under Independence Standards Board Standard No.1.

It should be noted that the Company contracted PricewaterhouseCoopers for various engagements during the course of 2001 and the following represents a brief schedule of the professional fees paid:

                  Audit Fees ...................................      $1,512,000
                  Financial Information Systems Design and
                     Implementation Fees .......................      $        0
                  Other Fees-- Audit Related ...................      $  613,100
                  Other Fees-- Consulting Related ..............      $2,289,387

Included in the "Other Fees -- Audit Related" category are fees for regulatory filings in addition to statutory audits of certain subsidiary organizations. Some of the principal items covered within the "Other Fees -- Consulting Related" caption include cost containment projects and various business process reviews. It should be noted that while PricewaterhouseCoopers was engaged to perform these non-audit services, the Company also utilized other consulting firms for major projects, including Deloitte and Touche for SAP implementation and IBM for E-Business consulting. The Audit Committee has determined that PricewaterhouseCoopers' provision of the consulting related services itemized above is compatible with maintaining its independence.

Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted,

                                        THE AUDIT COMMITTEE OF
                                        THE BOARD OF DIRECTORS

                                        Tom H. Barrett, Chairman
                                        G. Robert Durham
                                        James B. Farley
                                        Robert R. Kiley
                                        Thomas C. Theobald

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning total compensation for services rendered in all capacities awarded or paid by MONY Life to the named executive officers for services rendered to the Company during each of the last three fiscal years.

None of the officers listed below received any cash compensation during 2001 from the Company. All cash compensation received, earned or accrued by officers was paid by MONY Life.

                                                                                           LONG-TERM
                                                      ANNUAL COMPENSATION                COMPENSATION
                                            --------------------------------------- -----------------------
            (A)                      (B)        (C)          (D)           (E)          (F)         (G)          (H)
                                                                                     NUMBER OF
                                                                                    SECURITIES
                                                                          OTHER     UNDERLYING
                                                                         ANNUAL       OPTIONS      LTIP       ALL OTHER
                                              SALARY        BONUS    COMPENSATION(1)  GRANTED   PAYOUTS(2) COMPENSATION(3)
NAME AND PRINCIPAL POSITION         YEAR        ($)          ($)           ($)          (#)         ($)          ($)
-------------------------          ------   -----------  -----------  ------------- ----------- -----------  -----------
Michael I. Roth,                    2001      950,000            0      175,333            --    1,479,167    143,163
    Chairman of the Board and       2000      900,000    1,100,000      119,837            --    1,041,667    148,307
    Chief Executive Officer         1999      875,000      875,000      125,569       236,000      964,169    155,512
Samuel J. Foti,                     2001      730,000            0      136,470            --    1,062,500    108,384
    President and Chief             2000      705,000      800,000      121,852            --      770,833    110,599
    Operating Officer               1999      655,000      600,000      113,681       150,000      695,833    113,311
Kenneth M. Levine,                  2001      500,000            0       60,658            --      562,500     49,843
    Executive Vice President        2000      475,000      450,000       60,366            --      479,167     69,785
    and Chief Investment Officer    1999      450,000      425,000       54,010        85,000      494,167     71,679
Richard Daddario,                   2001      450,000            0       62,552            --      470,833     64,360
    Executive Vice President        2000      400,000      375,000       57,340            --      416,667     68,541
    and Chief Financial Officer     1999      375,000      325,000       51,386        85,000      396,667     69,667
Victor Ugolyn,                      2001      550,000            0       29,997            --      225,000     55,183
    Chairman, President & Chief     2000      500,000      450,000       29,417            --      177,083     64,157
    Executive Officer, Enterprise   1999      450,000      425,000       26,443        23,500      140,583     65,011
    Capital Management, Inc.

----------
(1) Includes payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, for interest paid in 2001 with respect to awards made for the 1996-1998 and the 1997-1999 performance cycles under MONY Life's Long-Term Performance Plan (the "Long Term Performance Plan") in the amounts of $56,236, $44,578, $25,189, $21,323, and $9,314. Also includes 2001 financial counseling for Mr. Roth of $53,307.37.

(2) Includes 2001 payments of awards under Long-Term Performance Plan to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) $750,000, $500,000 $250,000, $200,000 and $100,000 with respect to the
     1998-2000 performance cycle, (ii) $375,000,  $250,000,  $125,000, $125,000, and $75,000 with respect to the 1997 - 1999 performance cycle, and (iii) $354,167, $312,500, $187,500, $145,833, and $50,000 with respect to the
     1996 - 1998 performance cycle.

(3) Includes 2001 payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) the part of premium paid by the Company for split dollar life insurance in the amounts of $72,776, $55,864, $17,246, $38,344 and $25,183, (ii) contributions to the Company's tax-qualified plans in the amounts of $2,449, $2,522, $5,687, $3,150 and $5,100, (iii) contributions to the Company's non-qualified plan in the amounts of $67,938, $49,998, $26,910, $22,866 and $24,900.

                        OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted to the named executive officers in 2001.

OPTION EXERCISES AND FISCAL YEAR END VALUES

The following table sets forth information with respect to the exercise of stock options by the named executive officers during the fiscal year ended December 31, 2001, the number of unexercised stock options held by the named executive officers on December 31, 2001 and the value of in-the-money stock options on December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                                    UNEXERCISED AT
                                EXERCISED IN 2001                                  DECEMBER 31, 2001
                         ------------------------------          -----------------------------------------------------
                                                                                                      VALUE OF
                                                                   NUMBER OF SECURITIES              UNEXERCISED
                                                                  UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS AT FISCAL            OPTIONS AT FISCAL
                                                                         YEAR END                  YEAR END ($)(1)
                                                VALUE
                         SHARES ACQUIRED      REALIZED
NAME                       ON EXERCISE           ($)            EXERCISABLE UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-----                    --------------       --------          ----------- -------------    -----------  ------------
Michael I. Roth ........       0                 $0                158,120      77,880         $643,548     $316,972
Samuel J. Foti .........       0                 $0                100,500      49,500         $409,035     $201,465
Kenneth M. Levine ......       0                 $0                 56,950      28,050         $231,787     $114,164
Richard Daddario .......       0                 $0                 56,950      28,050         $231,787     $114,164
Victor Ugolyn ..........       0                 $0                 15,745       7,755         $ 64,082     $ 31,563


----------

(1) Value of options is based upon the difference between the grant prices of all options awarded in 1999 and the December 31, 2001 closing price for the Company's stock of $34.57 per share.

LONG-TERM INCENTIVE PLAN AWARDS

The following table sets forth information with respect to awards to the named executive officers in the fiscal year ended December 31, 2001.

             LONG-TERM INCENTIVE PLAN -- AWARDS FOR FISCAL YEAR 2001

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                          NON-STOCK PRICE-BASED PLANS
                                                               -----------------------------------------------
        (A)                    (B)                (C)                (D)              (E)               (F)
                                              PERFORMANCE
                            NUMBER OF          OR OTHER
                        SHARES, UNITS OR     PERIOD UNTIL
                          OTHER RIGHTS        MATURATION          THRESHOLD         TARGET            MAXIMUM
NAME                           (#)             OR PAYOUT           ($/SH)           ($/ SH)           ($/SH)
----                      -------------      ------------        ----------       ----------        ----------
Michael I. Roth .........   17,000(1)          2001-2003          $510,000         $1,700,000       $4,250,000
                            49,650(2)          2001-2003            24,825             49,650           49,650

Samuel J. Foti ..........   15,000(1)          2001-2003          $450,000         $1,500,000       $3,750,000
                            38,900(2)          2001-2003            19,450             38,900           38,900

Kenneth M. Levine .......    5,000(1)          2001-2003          $150,000           $500,000       $1,250,000
                            25,000(2)          2001-2003            12,500             25,000           25,000

Richard Daddario ........    5,000(1)          2001-2003          $150,000           $500,000       $1,250,000
                            22,000(2)          2001-2003            11,000             22,000           22,000

Victor Ugolyn ...........    5,000(1)          2001-2003          $150,000           $500,000       $1,250,000
                            20,000(2)          2001-2003            10,000             20,000           20,000

----------
(1) Under the Long-Term Performance Plan the Human Resources Committee of the Board of Directors makes awards of units to the named executive officers and other designated officers of the Company and establishes three-year performance goals for the Company. At the end of the three-year performance cycle, such shares entitle the recipients to cash payouts, over three years, if and to the extent that the Company has achieved the predetermined performance goals.

(2) Under MONY Life's Restricted Stock Ownership Plan (the "Restricted Stock Ownership Plan") the Human Resources Committee of the Board of Directors made awards of restricted stock to the named executive officers and other designated officers of the Company. These shares vest over three years and the restrictions will lapse only if the Company achieves pre-established stock price appreciation performance criteria. If the pre-established performance criteria are not met at the end of the three-year period, the shares will be cancelled. The market value of the Company's common shares on the date of the restricted-share grant was $36.23 per share.

RETIREMENT PLAN INFORMATION

The following table sets forth the estimated annual retirement benefits payable at normal retirement age (generally age 65) to a person retiring with the indicated final average pay and years of credited service on a straight life annuity basis, under the Retirement Income Security Plan for Employees of MONY Life (the "Retirement Plan"), as supplemented by the Excess Plan, each as described below:

                                                     ESTIMATED ANNUAL BENEFITS OF RETIREMENT
                                                   WITH INDICATED YEARS OF CREDITED SERVICE(1)
                                  ----------------------------------------------------------------------------
FINAL AVERAGE PAY                  10            15             20             25           30             35
--------------                  ---------     ---------      ---------      ---------   -----------    -----------
$  500,000                      $ 72,300       $108,450       $144,600      $180,750     $  216,900     $  253,050
$1,000,000                      $147,300       $220,950       $294,600      $368,250     $  441,900     $  515,550
$1,500,000                      $222,300       $333,450       $444,600      $555,750     $  666,900     $  778,050
$2,000,000                      $297,300       $445,950       $594,600      $743,250     $  891,900     $1,040,550
$2,500,000                      $372,300       $558,450       $744,600      $930,750     $1,116,900     $1,303,050

----------
(1) Estimated retirement benefit described above does not include the value of the executive's "employer contribution account."

The annual retirement benefit under the Retirement Plan and the Excess Plan is generally equal to the product of (a)(i) a percentage of an executive's "final average pay" in excess of his or her "covered compensation" (i.e., the average of the social security taxable wage base for the 35 years up to the date the executive attains social security retirement age), plus (ii) a percentage (depending upon the executive's social security retirement age) of the executive's "final average pay" not in excess of his or her "covered compensation," and (b) the executive's years of credited service up to 35. "Final average pay" is defined as the highest average annual "compensation" of an executive for any 36 consecutive months in the 120 months of service prior to the executive's retirement. "Compensation" used to determine the retirement benefit under the Retirement Plan and the Excess Plan consists of the salary paid to an executive, including incentive compensation and salary deferrals pursuant to Section 125 and Section 401(k) plans and Deferred Compensation Plan for Key Employees, but excluding expense and tuition reimbursement, amounts payable under the Long-Term Performance Plan, fringe benefits, group life insurance premiums, moving expenses, prizes, hiring and referral bonuses, and disability payments. Such "compensation" is generally the same as the compensation reflected above in columns (C) and (D) of the Executive Summary Compensation Table. The Excess Plan is designed to provide benefits which eligible employees would have received under the Retirement Plan but for limits applicable under the Retirement Plan. The estimated "final average pay" of Messrs. Roth, Foti, Levine, Daddario and Ugolyn under the Retirement Plan and the Excess Plan as of December 31, 2001 (assuming retirement as of such date) is $1,841,667, $1,330,000, $883,333, $727,000 and $908,333, respectively, and the estimated years of credited service under the Retirement Plan and the Excess Plan as of such date for each of such named executive officers is 13, 13, 29, 12 and 11 years, respectively. These benefits are not reduced by Social Security benefits nor any benefits derived from the qualified and non-qualified 401(k) plans.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

MONY Life has entered into employment agreements (the "Employment Agreements") with each of Messrs. Roth, Foti, Levine, Daddario, and Ugolyn. The current terms of the Employment Agreements are effective through December 31, 2002, and will automatically be extended for successive one-year terms unless MONY Life gives notice to the executive (by the preceding September 30) that it will not renew the Employment Agreement for another term.

The Employment Agreements provide that the current base compensation of each executive will be adjusted in accordance with MONY Life's regular administrative practices generally applicable to its senior executives. Under the Employment Agreements, each executive will participate in MONY Life's Annual Incentive Compensation Plan (the "Annual Incentive Compensation Plan") and Long-Term
Performance   Plan,   will  be  entitled  to  participate  in  other   incentive
compensation plans and any employee benefit plans and programs generally available to senior executives of MONY Life, and will be entitled to perquisites and fringe benefits generally available to officers of their respective ranks at MONY Life.

The Employment Agreements prohibit the executives from engaging in or advising, either directly or indirectly, any business which is substantially competitive with any business then actively conducted by MONY Life during the term of their employment and for a six-month period following termination of employment. The executives are also prohibited from soliciting, either directly or indirectly, any person employed by MONY Life for one year following the termination of employment, and are prohibited from divulging confidential information relating to the Company.

The Employment Agreements provide that MONY Life will have the right at any time to terminate any executive's employment, and that any executive will have the right at any time to terminate his employment with MONY Life. Under the Employment Agreements, MONY Life will provide an executive with the following benefits in the event of termination by MONY Life other than for cause (as defined in the Employment Agreements) or by the executive for good reason (as defined in the Employment Agreements): (i) a lump-sum payment in an amount equal to (a) two times the executive's annual base compensation in effect on the date of termination, in the case of Messrs. Roth, Foti and Levine, or (b) one times the executive's annual base compensation in effect on the date of termination, in the case of Mr. Daddario, reduced in all cases by any severance payments made to the executive under any other employment contract or severance arrangement with MONY Life; (ii) any incentive compensation earned with respect to the calendar year immediately preceding the termination date but not yet paid, and incentive compensation with respect to the calendar year in which the termination date occurs, in each case in an amount determined by the Chief Executive Officer (or, in the case of the Chief Executive Officer, by the Board of Directors) which will be not less than 50% of the executive's base compensation; (iii) at the discretion of the Chief Executive Officer, the value of the perquisites to which the executive is entitled immediately before the termination date and such other items as the Chief Executive Officer (or, in the case of the Chief Executive Officer, the Board of Directors) will determine;
(iv) title to any MONY Life-furnished automobile; and (v) outplacement services for up to one year with a nationally recognized outplacement firm. In addition, MONY Life will keep in effect, for the life of the executive whose employment is terminated other than for cause or good reason, the split-dollar life insurance policy maintained for the executive immediately prior to termination, with MONY Life and the executive retaining their respective obligations to pay premiums in accordance with the terms of the policy.

MONY Life has also entered into change in control employment agreements (collectively, the "Change in Control Agreements") with each of Messrs. Roth, Foti, Levine, Daddario and Ugolyn and other executive officers of the Company, the provisions of which become effective if and when there is a Change in Control (as defined below) of the Company. The current terms of the Change in Control Agreements are effective through December 31, 2002, and will be automatically renewed for successive one-year terms unless MONY Life gives notice of non-renewal to the executive not later than the preceding September
30. If a Change in Control occurs, the expiration date is automatically extended to the third anniversary of the Change in Control and the agreement is thereafter automatically renewed for successive one-year terms unless MONY Life gives notice of non-renewal to the executive not later than six months before the agreement would otherwise expire.

The Change in Control Agreements provide that the executives will continue to receive base compensation at a rate not less than the rate in effect immediately prior to the Change in Control, and that base compensation will be increased in accordance with the regular administrative practices in effect immediately prior to the Change in Control. The agreements further provide that the executives will be entitled to perquisites and fringe benefits equal to those attached to their positions immediately prior to the Change in Control, will continue to be full participants in all incentive compensation plans and all employee benefit plans and programs for senior executives in effect immediately prior to the Change in Control, and will be entitled to participate in any other incentive compensation plans and employee benefit plans and programs generally available to senior executives of MONY Life.

The Change in Control Agreements provide that MONY Life will have the right at any time to terminate the executive's employment, and that the executive will have the right at any time to terminate his employment with MONY Life. Under the Change in Control Agreements, MONY Life will provide the executive with the following benefits in the event of termination by MONY Life other than for Cause (as defined in the Change in Control Agreements) or by the executive for Good Reason (as defined in the Change in Control Agreements): (i) a lump-sum payment in an amount equal to three times the sum of (a) the executive's annual base compensation in effect on the termination date, plus (b) the executive's annual bonus in effect on the Termination Date, plus (c) the executive's Long-Term Performance Plan payment, such sum being reduced by any severance payments made to the executive under any other employment contract or severance arrangement with MONY Life; (ii) any incentive compensation payments awarded for a year prior to the year in which the termination date occurs but not paid as of the termination date; (iii) a specified PRO RATA portion of the bonus under the Annual Incentive Compensation Plan that would have been earned for the year in which the termination date occurs; (iv) all amounts payable as of the termination date in accordance with the terms of the Long-Term Performance Plan and an award in respect of any uncompleted three-year cycle thereunder; (v) immediate vesting of and, if applicable, lapse of restrictions with respect to, previously unvested stock option and restricted share awards (or, in any case where such vesting or lapse would be prohibited by certain provisions of the New York Insurance Law, cash payments in lieu thereof); (vi) in addition to all other amounts otherwise payable to the executive under the Retirement Plan and the Investment Plan Supplement, an amount equal to the aggregate present value of the retirement benefits that would have been payable to the executive under the Retirement Plan, Investment Plan Supplement and Excess Plan, had his employment not been terminated; (vii) an amount equal to the aggregate present value of the additional costs that would have been incurred by MONY Life for medical and dental benefits, retiree medical benefits, and spouse or survivor's income benefits if the executive's employment had not been terminated; (viii) continued coverage under various disability and life insurance programs; and (ix) outplacement services for up to one year with a nationally recognized outplacement firm.

In the event of the death or disability of the executive, the Change in Control Agreements provide that the executive (or his representative) will be entitled to receive (i) amounts owed to the executive through his effective date of termination, and (ii) a specified PRO RATA portion of all awards under the Long-Term Performance Plan and the Annual Incentive Compensation Plan.

The Change in Control Agreements also provide that, to the extent any payments to the executives would be subject to "golden parachute" excise taxes under
Section 4999 of the Code, the executives will receive "gross-up" payments to make them whole with respect to such taxes and any related interest and penalties.

For purposes of the Change in Control Agreements, a "Change in Control" is defined generally to include an acquisition of 20% or more of the voting stock of the Company, a change in the majority of the members of the Board of Directors that is not supported by two-thirds of the incumbent directors, approval by the shareholders of a merger or reorganization in which the Company shareholders do not own at least 80% of the resulting entity, a sale of all or substantially all of the assets of the Company or MONY Life, a dissolution of the Company or MONY Life, the adoption by the Board of Directors of a resolution to the effect that any person has acquired effective control of the Company or MONY Life, or the making of any agreement or the commencement of a tender offer or proxy contest resulting in any such transaction.


                            COMPENSATION OF DIRECTORS

CASH COMPENSATION

All Directors of the Company are also directors of MONY Life. For serving on the Board of Directors of MONY Life, each director who is not an employee of the Company ("non-employee director") receives an annual retainer fee of $40,000. No additional retainer fee is paid for service on the Board of Directors of the Company. In addition, each such director also receives a meeting fee of $1,500 for each meeting of the Company's Board or MONY Life's Board attended. Additionally, each such director receives an annual retainer fee of $3,500 per committee on which such director serves as a member and each such member receives a meeting fee of $1,000 for each committee meeting attended. The chairperson of each committee receives an additional annual retainer fee of $1,500. For each joint meeting of the Company's Board and MONY Life's Board (or committees), non-employee directors receive only one meeting fee and also only one annual Committee or Chairperson retainer fee. The directors may defer all or part of their compensation as directors until retirement from the Board.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK GRANTS

Pursuant   to  the  Plan  of   Reorganization   of  MONY  Life  (the   "Plan  of
Reorganization"), the Board of Directors granted restricted stock to non-employee directors of the Company on January 17, 2001. The purpose of the grants was to provide stock-based compensation to non-employee directors of the Company in order to encourage a high level of director performance and to provide non-employee directors with a proprietary interest in the Company's success.

The Board of Directors has discretion in determining the number of shares subject to each grant of restricted stock, provided that the fair market value (valued on the date of grant) of all shares granted to each non-employee director during any calendar year does not exceed the lesser of (i) one-half of the directors' fees earned by such non-employee director for the immediately preceding calendar year and (ii) $15,000, rounded upward to the nearest whole share. Grants of restricted stock must be in lieu of cash payment of directors' fees equal in amount to the fair market value of the restricted stock granted. Each grant of restricted stock vests, based on the continued service of the grantee on the Board of Directors, in three approximately equal installments on each of the first three anniversaries on the date of grant thereof. In the event of the termination of the service on the Board of Directors of a grantee by reason of disability or death, any restricted stock previously granted to such grantee will continue to vest as if the grantee's service had not terminated. In the event of termination of service on the Board of Directors of a grantee for any reason other than disability or death, any unvested restricted stock will be forfeited.

Additionally, the Board of Directors must obtain the prior approval of the New York State Superintendent of Insurance prior to making any additional grants of restricted stock to non-employee directors until November 16, 2003, the fifth anniversary of the effective date of the Plan of Reorganization.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION


THE FOLLOWING IS THE REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (THE "HUMAN RESOURCES COMMITTEE"), DESCRIBING THE COMPENSATION POLICIES AND RATIONALE APPLICABLE TO THE COMPANY'S EXECUTIVE OFFICERS WITH RESPECT TO COMPENSATION PAID TO SUCH EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. ALL OFFICERS ARE COMPENSATED AS EMPLOYEES OF MONY LIFE. THE INFORMATION CONTAINED IN THE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.


The Human Resources Committee consists of Messrs. Durham, Farley, Holland and Johnson, none of whom is an officer or employee of the Company, MONY Life or their affiliates. The Human Resources Committee is responsible for making determinations with respect to executive compensation and overall compensation policy, as well as for oversight and administration of the Annual Incentive Compensation Plan, Long-Term Performance Plan and the Company's 1998 Stock Incentive Plan (the "Stock Incentive Plan"). This report discusses the executive compensation determinations made by the Human Resources Committee with respect to the 2001 compensation of the Company's executive officers (including all named executive officers) during 2001. The compensation determinations described below were ratified by the Board of Directors of the Company.

EXECUTIVE COMPENSATION PHILOSOPHY

In general, the executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's short- and long-term strategic goals, to link executive compensation and shareholder interests through Company performance- and equity-based plans, and to recognize individual contributions to Company performance.

The Human Resources Committee is assisted from time to time by compensation consulting firms that supply the Human Resources Committee with statistical data and other executive compensation information to permit the Human Resources Committee to compare the Company's compensation against levels and programs at other companies selected as peers and at a much broader spectrum of organizations with which the Company competes for executive talent. To attract qualified executives in certain operational areas, it is sometimes necessary to compete with banks and other financial services institutions. The companies selected for compensation comparison purposes are not necessarily the same companies which comprise the indices selected for the Performance Graph appearing subsequently in this Proxy Statement.

Compensation for the Company's executive officers consists of three principal elements: base salary, annual incentive and long-term incentive, including stock incentives. The combination and relative weighting of these elements reflect the Human Resources Committee's belief that executive compensation should be closely tied to the Company's profitability.

BASE SALARY

Base salaries of executive officers are compared against the broad middle range of the companies with which the Company competes for those positions. The Company reviews annual salaries versus the external market on an annual basis and recommends adjustments accordingly to reflect promotions, changes in levels of responsibility and competitive pay levels.

ANNUAL INCENTIVE

Annual incentive bonuses paid to executive officers under the Annual Incentive Compensation Plan have been a significant element of the executive compensation program. If the shareholders approve The MONY Group Inc. 2002 Annual Incentive Plan for Senior Executive Officers (the "2002 Annual Incentive Plan") attached to this Proxy Statement, annual incentive compensation for participants thereunder (including primarily the most highly paid executive officers of the Company) will be administered as specified in that plan. The balance of this section describes the manner in which annual incentive compensation will continue to be administered for other employees eligible for such compensation. The Annual Incentive Compensation Plan is designed to reward management for the achievement of corporate goals and individual performance in achieving such goals, as well as to compensate management on the basis of the Company's financial results. Annual bonuses under the Annual Incentive Compensation Plan are initially based on actual performance measured against "key financial measures" and qualitative goals. For the 2001 bonus year, these measures and goals were (i) revenue generation, which includes life annualized premiums and accumulation assets raised, (ii) GAAP earnings, (iii) operating expenses, and
(iv) the qualitative goals, which are specific performance objectives set for the Company as a whole. The Human Resources Committee reserves the right to make adjustments as it deems appropriate in its sole discretion.

Each year, the Human Resources Committee assigns a relative weight to the "key financial measures" to determine the portion of the annual bonuses represented by each measure. In addition, "minimum," "target" and "maximum" levels are set for each of the financial measures and the qualitative goals are rated as "outstanding," "good" or "satisfactory." Bonuses under the Annual Incentive Compensation Plan are reviewed and approved by the Human Resources Committee for payment during the year subsequent to the year in which the bonus is earned. Because of the Company's financial performance in 2001, the five executive officers of the Company whose compensation is disclosed in this Proxy Statement did not receive a bonus for 2001.

RESTRUCTURE BONUS

In November 2001, the Human Resources Committee of the Board of Directors approved a special Restructure Bonus Pool to be funded based on the successful completion, by February 28, 2002, of plans that are expected to result in certain pre-established levels of expense savings. In March 2002, the Human Resources Committee determined that management had put in place plans that would result in the achievement of corporate savings targets, and approved payment of the restructure bonus. The five executive officers of the Company whose compensation is disclosed in this Proxy Statement were ineligible to receive bonuses under the Restructure Bonus Pool.

LONG-TERM INCENTIVES

LONG-TERM PERFORMANCE PLAN. Long-term incentives for the Company's executive officers have been provided under the Long-Term Performance Plan. If the shareholders approve The MONY Group Inc. 2002 Long-Term Performance Plan for Senior Executive Officers (the "2002 Long-Term Performance Plan") attached to this Proxy Statement, long-term incentive compensation for participants thereunder (including primarily the five most highly paid executive officers of the Company) will be administered as specified in that plan. The balance of this section describes the manner in which long-term compensation will continue to be administered for other employees eligible for such compensation.

Units are awarded in the first quarter of each year for the succeeding three-year period. The number of units awarded is determined by the executive's level, job scope and contribution, as well as the competitiveness of the executive's total compensation with regard to the external market.

Under the Long-Term Performance Plan, the Company makes awards of units to eligible officers of the Company to reward long-term performance of the Company on a variety of measures, including performance relative to the performance of its peer companies. The awards are subject to a three-year performance cycle. In connection with the award of the units, the Company assigns a value to each unit depending on predetermined performance goals for the period. As soon as practicable after the completion of a performance cycle, the value per unit is determined according to the Company's performance over the recently completed three-year performance cycle. The aggregate value of the share units awarded to each executive with respect to a performance cycle is paid in three annual installments. The first of such payments is made immediately after the determination of the value of the share units. The second and third installments are paid, with interest, in the two succeeding years.

For the performance period commencing on January 1, 1999 and ending on December 31, 2001, the measurement goal established was based on the Company's cumulative GAAP earnings and a return on equity comparison to comparable companies; during that period, the Company's performance on these measures exceeded the "target" level. Accordingly, in March 2002, the Human Resources Committee approved a $115 per unit payout. The five executive officers of the Company whose compensation is disclosed in this Proxy Statement received the first installment on these units in March 2002. In accordance with the Plan, the second and third installments will be paid, with interest, in the two succeeding years.

In March 2001, the Human Resources Committee established goals under the Long-Term Performance Plan for the three-year performance period from January 1, 2001 to December 31, 2003, based on cumulative GAAP earnings per share, a return on equity comparison to the industry and performance of MONY's Common Stock compared to the S&P 500. Pursuant to the terms of the Long-Term Performance Plan, payments for this performance period may not be made until early 2004 and then only in the event predetermined goals are satisfied.

STOCK INCENTIVE PLAN. On August 14, 1998, the Company's Board of Directors adopted the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to enable the Company to attract and retain employees who will contribute to the Company's long term success by enabling such employees to acquire an equity interest in the Company.

The Stock Incentive Plan provides for the grant of options (including non-qualified and incentive stock options). The maximum number of shares of the Common Stock that may be issued from November 16, 1998 to November 15, 2004 under the Stock Incentive Plan is 5% of the total shares outstanding as of the completion of the Company's initial public offering, subject only to certain adjustments approved by the New York Department of Insurance. Consistent with rules promulgated by the New York State Superintendent of Insurance, awards were granted by the Company after the first anniversary of the November 16, 1998 effective date of the Plan of Reorganization. No options were granted to the executive officers during the last two fiscal years.

If the shareholders approve The MONY Group Inc. 2002 Stock Option Plan attached to this Proxy Statement, grants to participants thereunder will be administered as specified in that plan.

RESTRICTED STOCK OWNERSHIP PLAN. On May 16, 2001 the shareholders approved the adoption of the Restricted Stock Ownership Plan. The purposes of the Plan are to motivate the superior performance of officers of the Company by encouraging and providing for the acquisition of an ownership interest in the Company and to attract and retain the services of officers upon whose judgment, interest and effort the successful conduct of the Company's operations largely depend. The Restricted Stock Ownership Plan is also intended to further the goals of the Stock Ownership Guidelines for officers of the Company that have been adopted by the Board of Directors. These guidelines, described below, further align the interests of officers with those of the shareholders by promoting long-term ownership of the Common Stock by the officers. The number of restricted stock units granted to the five most highly compensated executive officers during 2001 are shown above in the Long-Term Incentive Plan table. These awards for 2001 are restricted on the basis of service and stock price appreciation performance criteria for the period 2001-2003. Pursuant to the terms of the grant, if the pre-established performance criteria have not been met at the end of the period, the shares will be cancelled.

STOCK OWNERSHIP GUIDELINES FOR OFFICERS AND DIRECTORS

On January 17, 2001, at the recommendation of the Human Resources Committee and the Company's outside executive compensation consultant, the Board of Directors approved and adopted Stock Ownership Guidelines for Officers and Directors (the "Guidelines"). The purpose of the Guidelines is to further align the interests of the Company's officers and directors with the shareholders by providing targeted levels of ownership of the Company's common stock for each such officer and director. The Guidelines state that, over a period of six years, officers are expected to accumulate Company common stock having a fair market value equal to the following multiples of their base salaries:

         Chief Executive Officer                     5X Base Salary
         President and Chief Operating Officer       4X Base Salary
         Executive Vice President                    2X Base Salary
         Senior Vice President                       1.5X Base Salary
         Vice President                              1X Base Salary

As of December 31, 2001, all officers have met or exceeded the first-year objectives of the ownership guidelines set forth above.

Further, over the same six-year period, independent directors of the Company are expected to accumulate a number of shares of Guideline Stock equal to six times $15,000 divided by the market price per share at the time of the acquisition. This total shall be held for as long as they continue to serve on the Company's Board of Directors.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Roth became Chief Executive Officer in 1993. Mr. Roth's annual base salary was increased by 5.5% from $900,000 to $950,000 effective January 2001. The Human Resources Committee determined that this increase would bring Mr. Roth's annual base salary to a level competitive with that of chief executive officers at peer companies, as evidenced by data obtained from the Company's compensation consulting firms.

Based on achievement against "key financial measures" established for the Annual Incentive Compensation Plan, Mr. Roth did not receive a bonus for 2001. Mr. Roth was also ineligible for the special Restructure Bonus approved by the Human Resources Committee for 2001.

In 1999, Mr. Roth was awarded 17,000 units under the Long-Term Performance Plan. For the performance period commencing on January 1, 1999 and ending on December 31, 2001, the measurement goal established was based on the Company's cumulative GAAP earnings and a return on equity comparison to comparable companies; during that period, the Company's performance on these measures exceeded the "target" level. Accordingly, in March 2002, the Human Resources Committee approved a $115 per unit payout. Mr. Roth received the first installment on these units in March 2002 in the amount of $651,667. In accordance with the Plan, the second and third installments will be paid, with interest, in the two succeeding years.

In March 2001, the Human Resources Committee awarded Mr. Roth 17,000 units under the Long-Term Performance Plan. For the three-year performance period from January 1, 2001 to December 31, 2003, the Committee established goals for cumulative GAAP earnings per share, a return on equity comparison to comparable companies and price performance of MONY Common Stock compared to the S&P 500. Pursuant to the terms of the Long-Term Performance Plan, payments for this performance period may not be made until early 2004 and then only to the extent that the pre-established goals are satisfied.

In May 2001, the Human Resources Committee awarded Mr. Roth 49,650 shares of restricted stock under the Restricted Stock Ownership Plan. The restricted shares vest over a three-year period and the restrictions on the restricted shares will lapse only if, at the end of 2003 the Company has met pre-established objectives relating to stock price appreciation. Otherwise, the restricted shares will be cancelled. The market value of each of the Company's common shares on the date of the restricted stock grant was $36.23. The Human Resources Committee believes that these awards help comprise a total compensation package for Mr. Roth that is competitive and that puts a significant portion of his compensation at risk depending upon the long term success of the Company.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section  162(m) of the Code imposes a  limitation  on the tax  deductibility  of certain  compensation  that  publicly  held  corporations  pay to their top five executive officers for whom compensation is reported in the annual Proxy Statement. There is an exception to this limitation for "qualified performance-based compensation" meeting certain requirements under the Code and the applicable regulations.

The Human Resources Committee generally favors performance-based compensation that ties the financial interests of the Company's executives to those of its shareholders. For this reason, the Human Resources Committee and the Board have approved the attached 2002 Long-Term Performance Plan for Senior Executive Officers and 2002 Annual Incentive Plan for Senior Executive Officers and recommend their approval by the shareholders at the annual meeting. Those plans are designed to meet the requirements of Section 162(m) for "qualified performance-based compensation," as is the Restricted Stock Ownership Plan. Nevertheless, in some circumstances it may be in the best interests of the Company to pay compensation that is not fully deductible because of the limitations under the Code; the Human Resources Committee reserves the right to do so if it believes that is in the best interests of the Company and its stockholders.


Respectfully submitted,

                             HUMAN RESOURCES COMMITTEE OF
                             THE BOARD OF DIRECTORS


                                        James L. Johnson, Chairman
                                        G. Robert Durham
                                        James B. Farley
                                        Robert Holland, Jr.

PERFORMANCE GRAPH

The graph set forth below shows the cumulative total return to holders of the Company's Common Stock from November 11, 1998 to December 31, 2001, computed by dividing (X) the difference between the price per share at the beginning and end of such period by (Y) the share price at the beginning of such period, and compares such return to the performance at the beginning and end of such period of the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Life/Health)-500 Index. The graph assumes $100 invested on November 11, 1998 in the Company's Common Stock (at $23.50 per share), the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Life/Health)-500 Index. The return for the Company's Common Stock and both Standard & Poor's indices assumes reinvestment of all dividends for the period.

                             CUMULATIVE TOTAL RETURN

            BASED ON INVESTMENT OF $100 BEGINNING NOVEMBER 11, 1998

     [THE DATA BELOW IS PRESENTED AS A LINE GRAPH IN THE PRINTED DOCUMENT]

                 Mony Group Inc    S&P 500 Index    Insurance (Life/Health)-500

11/11/98             100.0             100.0                100.00
Dec98                133.2             109.9                111.10
Jun99                139.8             123.5                113.20
Dec99                125.9             133.1                 95.56
Jun00                145.9             132.5                 78.30
Dec00                215.6             121.0                108.80
Jun01                175.0             112.9                109.10
Dec01                152.9             106.6                100.30


----------------------------------------------------------------------------------------------------------------------------
                                                    ANNUAL RETURN PERCENTAGE

                                                        SIX MONTHS ENDING

COMPANY/INDEX                       DEC98        JUN99         DEC99        JUN00        DEC00        JUN01        DEC01
------------                        -----        -----         -----        -----        -----        -----        -----
MONY GROUP INC                      33.24         4.93         -9.92        15.85        47.76       -18.83       -12.62
S&P 500 INDEX                        9.93        12.38          7.71        -0.42        -8.72        -6.70        -5.56
INSURANCE
  (LIFE/HEALTH)-500                 11.12         1.87        -15.59       -18.12        38.98         0.33        -8.05


----------------------------------------------------------------------------------------------------------------------------
                                                      INDEXED RETURNS

                                                     SIX MONTHS ENDING*

                               BASE
                              PERIOD
COMPANY/INDEX                11/11/98         DEC98       JUN99      DEC99       JUN00       DEC00      JUN01       DEC01
------------                  ------          -----       -----      -----       -----       -----      -----       -----
MONY GROUP INC                 100           133.24      139.82     125.95      145.90      215.59     175.00      152.92
S&P 500 INDEX                  100           109.93      123.55     133.07      132.50      120.95     112.85      106.58
INSURANCE
  (LIFE/HEALTH)-500            100           111.12      113.21      95.56       78.25      108.75     109.10      100.33


----------
* Six-month returns for the periods indicated except December 1998, which reflects the return between November 11, 1998, the effective date of demutualization, and December 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Goldman Sach has from time to time performed investment banking services for the Company. In January 2002, the Company entered into an agreement with Goldman Sachs pursuant to which Goldman Sachs has agreed to provide financial advisory services regarding certain financing opportunities. This agreement contemplates the payment of various fees to Goldman Sachs, including fees payable upon the Company's entering into a firm commitment in respect of such a financing and upon the consummation of such financing. To date, no fees have been paid to Goldman Sachs for its services provided under this agreement.


Mr. Kanner, a director, is a member of the law firm of Dewey Ballantine LLP, which has provided, and is expected to continue to provide, legal advice and services to the Company.


     PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On February 20, 2002 the Board of Directors, on the recommendation of the Audit Committee, appointed PricewaterhouseCoopers independent accountants to audit and report on the consolidated financial statements of the Company for 2002. PricewaterhouseCoopers has audited and reported on the consolidated financial statements of the Company for 2001.

Although ratification of the appointment of PricewaterhouseCoopers by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

The Company has been advised that representatives of PricewaterhouseCoopers will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     PROPOSAL 3. APPROVAL OF THE MONY GROUP INC. 2002 ANNUAL  INCENTIVE PLAN FOR
                 SENIOR EXECUTIVE OFFICERS

The Board of Directors recommends that the shareholders approve the 2002 Annual Incentive Plan, which has been adopted by the Board subject to shareholder approval. The 2002 Annual Incentive Plan will enable the Company to continue to offer annual performance-based cash incentives to senior executives in a tax-efficient manner.

To date, the Company has been permitted to take federal income tax deductions for certain performance-based incentive payments to senior executive officers in the years immediately following the initial public offering under incentive compensation plans previously in effect and disclosed in connection with the initial public offering. Because 2001 was the third calendar year following the year of the Company's initial public offering, the transition period under
Section 162(m) of the Code and the regulations adopted thereunder expires on May 15, 2002. For the Company to continue to qualify for federal tax deductions under Section 162(m), the pertinent performance-based plans must meet certain requirements. One such requirement is the approval at this year's annual meeting of shareholders of the material terms of such plans, including the eligible employees, the maximum amounts payable and the business criteria on which the performance goals under such plans are based.

The 2002 Annual Incentive Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting. If it is approved by the shareholders, the 2002 Annual Incentive Plan will take effect with respect to performance-based compensation paid thereunder for years commencing on or after January 1, 2002. If shareholder approval is not obtained, the 2002 Annual Incentive Plan will not take effect.

The following is a summary of the material terms of the 2002 Annual Incentive Plan. The full text of the 2002 Annual Incentive Plan is attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE 2002 ANNUAL INCENTIVE PLAN

PURPOSE OF THE 2002 ANNUAL INCENTIVE PLAN. The purpose of the 2002 Annual Incentive Plan is to provide incentives to senior executive officers to improve operating results of the Company and to reward them, in a tax efficient manner, for the accomplishment of financial and strategic objectives of the Company.

ADMINISTRATION OF THE 2002 ANNUAL INCENTIVE PLAN. The 2002 Annual Incentive Plan will be administered by the Human Resources Committee of the Board (or such other committee of the Board that the Board may designate from time to time) or any subcommittee thereof, but in any case consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) (any of which is referred to in this Proposal 3 as the "Committee"). The Committee may delegate to any appropriate officer or employee of the Company responsibility for certain administrative functions (but not the exercise of discretion) under the 2002 Annual Incentive Plan.

The 2002 Annual Incentive Plan provides for the payment of annual cash bonuses to participants in the event of the achievement of pre-established performance objectives set by the Committee in writing within the first 90 days of the performance period (meaning the calendar year or such other period as may be designated by the Committee) or on such other date as may be required or permitted under Section 162(m). Under the 2002 Annual Incentive Plan, as soon as practical after the end of each performance period, the Committee must certify in writing whether the pre-established performance objectives for that performance period have been achieved.

PERFORMANCE CRITERIA. Any such performance objectives must be based upon the relative or comparative achievement of one or more of the following criteria, for either the Company or any identified business unit, as determined by the
Committee: (i) net income, (ii) pretax operating income, (iii) earnings before income taxes, (iv) earnings before interest, taxes, depreciation and amortization, (v) earnings per share, (vi) return on shareholders' equity, (vii) change in identified expense levels, (viii) profitability of an identifiable business unit or product, (ix) change in revenues, (x) stock price appreciation,
(xi) total shareholder return, or (xii) any combination of the foregoing; any of which or combination of which may be used on an absolute basis or relative to an identified index or peer group as specified by the Committee.

ELIGIBLE PARTICIPANTS. The participants under the 2002 Annual Incentive Plan will include all "Covered Employees" as defined in Section 162(m), meaning those employees who, on the last day of the corporation's taxable year, are (1) the chief executive officer (or another executive acting in such capacity) or (2) among the four highest compensated officers (other than the chief executive officer) whose compensation is required to be reported to shareholders under the Securities Exchange Act. In addition, the Committee may designate as a participant in the 2002 Annual Incentive Plan any executive officer of the Company as defined in Rule 3b-7 of the Exchange Act, which includes certain other senior executives. In total, approximately 14 employees are eligible to become participants under the 2002 Annual Incentive Plan.

MAXIMUM AMOUNT PAYABLE. The maximum amount payable to a participant in any one calendar year is $5,000,000.

NEGATIVE DISCRETION. The Committee may exercise "negative discretion" to reduce awards payable to any Covered Employee below the amount otherwise indicated as a result of the achievement of the performance objectives pre-established by the Committee.

OTHER AWARDS. In addition, (1) the Committee may pay to any participant who is not a Covered Employee a bonus for a performance period in an amount up to $5,000,000 on the basis of individual performance or any other criterion that the Committee, in its discretion, deems to warrant the payment of such a bonus, and (2) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus for that person with respect to the performance period in which he or she is hired and/or for the next following performance period, regardless of whether the performance objectives are attained in that performance period. Further, the Company retains the ability to pay a non-deductible bonus or other non-deductible compensation to any Covered Employee outside the terms of the 2002 Annual Incentive Plan.

CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the participants' entitlement to awards under the 2002 Annual Incentive Plan shall be treated as required under the Change in Control Agreements referred to under "Employment and Change in Control Agreements" on page 12 of this Proxy Statement.

PLAN BENEFITS. No awards have yet been made under the 2002 Annual Incentive Plan, and awards to be made in the future under that plan, if any, are not determinable at this time. Nor, in view of the Company's financial performance in 2001, would any awards have been made under the 2002 Annual Incentive Plan had that plan been in effect for the last completed fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MONY GROUP INC. 2002 ANNUAL INVENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS.


     PROPOSAL 4. APPROVAL OF THE MONY GROUP INC. 2002 LONG-TERM PERFORMANCE PLAN
                 FOR SENIOR EXECUTIVE OFFICERS

The Board of Directors recommends that the shareholders approve the Company's 2002 Long-Term Performance Plan, which has been adopted by the Board subject to shareholder approval. The 2002 Long-Term Performance Plan will enable the Company to continue to offer long-term cash incentives to senior executives in a tax-efficient manner.

See the foregoing discussion -- under "Approval of The MONY Group Inc. 2002 Annual Incentive Plan for Senior Executive Officers" -- for an explanation of why shareholder approval is required at this year's annual meeting of shareholders to permit the Company to continue to qualify under Section 162(m) of the Code for federal income tax deductions for certain incentive-compensation payments. In the case of the 2002 Long-Term Performance Plan, as well, approval of the material terms is required at this year's annual meeting of shareholders to preserve the federal tax deduction for certain payments that may be made thereunder. Such terms include the eligible employees, the maximum amounts payable and the business criteria on which the performance goals under such plan are based.

The 2002 Long-Term Performance Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting. If it is approved by the shareholders, the 2002 Long-Term Performance Plan will take effect with respect to performance-based compensation paid thereunder for performance cycles commencing on or after January 1, 2002. If shareholder approval is not obtained, the 2002 Long-Term Performance Plan will not take effect.

The following is a summary of the material terms of the 2002 Long-Term Performance Plan. The full text of the 2002 Long-Term Performance Plan is attached to this Proxy Statement as Exhibit B.

DESCRIPTION OF THE 2002 LONG-TERM PERFORMANCE PLAN

PURPOSE OF THE 2002 LONG-TERM PERFORMANCE PLAN. The purpose of the 2002 Long-Term Performance Plan is to provide incentives to senior executive officers to improve long-term operating results and to reward them, in a tax-efficient manner, for the achievement of the Company's long-term financial and strategic objectives.

ADMINISTRATION OF THE 2002 LONG-TERM PERFORMANCE PLAN. The 2002 Long-Term Performance Plan will be administered by the Human Resources Committee of the Board (or such other committee of the Board that the Board may designate from time to time) or any subcommittee thereof, but in any case consisting of two or more directors each of whom is an "outside director" within the meaning of
Section 162(m) (any of which is referred to here as the "Committee"). The Committee may delegate to any appropriate officer or employee of the Company responsibility for certain administrative functions (but not the exercise of discretion) under the 2002 Long-Term Performance Plan.

Payments under the 2002 Long-Term Performance Plan depend on the achievement of pre-established long-term objectives over performance cycles. Performance cycles are three-year periods (or other periods of longer than one year as may be designated by the Committee).

Under the 2002 Long-Term Performance Plan, before the 90th day of each performance cycle (or by such other deadline as may be required or permitted under Section 162(m) of the Code), the Committee must make any awards of performance units for that cycle and establish in writing a schedule of Earned Values to be paid per performance unit upon the achievement of the performance objectives for that cycle.

Within 90 days after the conclusion of each performance cycle, the Committee must certify whether the performance criteria have been achieved for that performance cycle. If the performance objectives have been achieved and the Committee has so certified, cash awards will be made in the amount of the (a) Earned Value indicated according to performance against the pre-established objectives times (b) the number of performance units awarded to each participant (up to the maximum amount payable, as set forth below).

PERFORMANCE CRITERIA. The performance objectives must be based on one or any combination of the following criteria, for the Company or any identified business unit, as determined by the Committee: (i) net income, (ii) pretax operating income, (iii) earnings before income taxes, (iv) earnings before interest, taxes, depreciation and amortization, (v) earnings per share, (vi) return on shareholders' equity, (vii) change in identified expense levels,
(viii) profitability of an identifiable business unit or product, (ix) change in revenues, (x) stock price appreciation, (xi) total shareholder return, or (xii) any combination of the foregoing; any of which or combination of which may be used on an absolute basis or relative to an identified index or peer group as specified by the Committee.

PAYMENT OF AWARDS. Assuming that performance objectives for the pertinent performance cycle have been achieved, cash awards are paid out in three equal annual installments over a three-year period. Within 90 days following the end of each performance cycle, or as soon as practical thereafter, each participant shall be paid the first installment of his or her earned award. The second and third installments will be credited with an interest equivalent to the interest rate for the relevant year on the Blended GIC Fund under the Investment Plan Supplement or under any successor plan. Interest shall be credited from March 31 of the year in which the first installment is payable through the end of the month before payment of the second and third installments is actually made, respectively.

ELIGIBLE PARTICIPANTS. The participants under the 2002 Long-Term Performance Plan will include all "Covered Employees" as defined in Section 162(m) and as described under "Description of the 2002 Annual Incentive Plan -- Eligible Participants" on page 21 of this Proxy Statement. In addition, the Committee may designate as a participant in the 2002 Long-Term Performance Plan any executive officer of the Company as defined in Rule 3b-7 of the Exchange Act, which includes certain other senior executives. In total, approximately 14 employees are eligible to become participants under the 2002 Long-Term Performance Plan.

MAXIMUM AMOUNT PAYABLE. The maximum amount payable to a participant under the 2002 Long-Term Performance Plan in any one year is $7,000,000.

NEGATIVE DISCRETION. The Committee may exercise "negative discretion" to reduce awards payable to any Covered Employee below the lesser of (a) the $7,000,000 maximum amount, and (b) the amount otherwise indicated as a result of the achievement of the performance objectives pre-established by the Committee.

CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the participants' entitlement to awards under the 2002 Long-Term Performance Plan shall be treated as required under the Change in Control Agreements referred to on page 12 of this Proxy Statement.

PLAN  BENEFITS.   Certain  executive  officers  have  received  awards  for  the performance cycle commencing this calendar year, which awards will become effective under the 2002 Long-Term Performance Plan if it is approved at the annual meeting of shareholders. If the 2002 Long-Term Performance Plan is not approved, such awards will not take effect.

The numbers of such performance units awarded to each such executive officer are set forth below. The dollar value of such units is not determinable at this time. Assuming that the "Target"-level performance objectives for the applicable performance cycle were achieved, the amounts that would be received by the following participants under the 2002 Long-Term Performance Plan (over three years following the completion of the performance cycle, with interest -- not shown here -- for the latter two installments) would be as follows:


               THE MONY GROUP INC. 2002 LONG-TERM PERFORMANCE PLAN


                                                                                     DOLLAR
                                                                                    VALUE AT
     NAME AND POSITION                                                              "TARGET"       NUMBER OF UNITS
     ----------------                                                             -------------    ---------------
     Michael I. Roth,
      Chairman of the Board and Chief Executive Officer ..................         $3,000,000          30,000
     Samuel J. Foti,
      President and Chief Operating Officer ..............................         $2,500,000          25,000
     Kenneth M. Levine,
      Executive Vice President and Chief Investment Officer ..............         $1,000,000          10,000
     Richard Daddario,
      Executive Vice President and Chief Financial Officer ...............         $1,000,000          10,000
     Victor Ugolyn,
      Chairman, President & Chief Executive Officer,
      Enterprise Capital Management, Inc. ................................         $1,000,000          10,000
     Executive Group .....................................................         $8,500,000          85,000
     Non-Executive Director Group ........................................              0                 0
     Non-Executive Officer Employee Group ................................              0                 0


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MONY GROUP INC. 2002 LONG-TERM PERFORMANCE PLAN FOR SENIOR EXECUTIVE OFFICERS.

     PROPOSAL NO. 5 APPROVAL OF THE MONY GROUP INC. 2002 STOCK OPTION PLAN

The Board of Directors recommends that the shareholders approve the Company's 2002 Stock Option Plan (the "2002 Stock Option Plan"), which has been adopted by the Board subject to stockholder approval. The 2002 Stock Option Plan authorizes the grant of stock options that may be either "nonqualified stock options," or "incentive stock options" under the Code. If approved by the stockholders, the 2002 Stock Option Plan would permit the grant of options that are intended to satisfy the requirements for "performance-based compensation" that is exempt from the tax deduction limitations of Section 162(m) of the Code, which is discussed below.

The purpose of the 2002 Stock Option Plan is to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's operations is largely dependent, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company. The 2002 Stock Option Plan is also intended to further the goals of the Stock Ownership Guidelines for officers and directors of the Company that have been adopted by the Board of Directors. These guidelines, described in this Proxy Statement under the heading "Compensation Committee Report," will further align the interests of officers and directors with those of the shareholders by promoting the ownership of Common Stock by the officers and directors.

Adoption and approval of a new stock option plan is necessary at this time because the shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan are expected to be depleted in the near term. The Stock Incentive Plan, adopted at the time of our demutualization, was limited to 2,361,908 shares under the Plan of Reorganization.

The 2002 Stock Option Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting. The 2002 Stock Option Plan will become effective upon the approval by the stockholders on the date of the annual meeting. In the event that stockholder approval is not obtained, the 2002 Stock Option Plan will not become effective.

The following is a summary of the principal features of the 2002 Stock Option Plan. The full text of the 2002 Stock Option Plan is attached to this Proxy Statement as Exhibit C.

DESCRIPTION OF THE 2002 STOCK OPTION PLAN

ADMINISTRATION OF THE 2002 STOCK OPTION PLAN. The 2002 Stock Option Plan will be administered by the Human Resources Committee of the Board of Directors, or another committee of the Board appointed to administer the 2002 Stock Option Plan (any of which is referred to in this Proposal 5 as the "Committee"). It is expected that the Committee will be constituted to comply with the "non-employee director" requirements of Rule 16b-3 of the Exchange Act and the "outside director" requirements of Section 162(m) of the Code.

The Committee has the authority to determine the persons to whom options are granted, the time at which options will be granted, the number of shares subject to an option, the exercise price of an option, the time or times at which the options will become vested and exercisable, and the duration of the option. Options generally will be granted for no consideration other than services of the optionee. The Committee will have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of option grants, subject to certain limitations. Option grants to nonemployee members of the Board must be approved by the full Board.

ELIGIBLE PARTICIPANTS. All employees, officers, directors, insurance agents, consultants and advisors of the Company or any subsidiary (and any prospective employee, officer, agent, director, consultant or advisor) are eligible to be granted options under the 2002 Stock Option Plan, as selected from time to time by the Committee. Only persons who are employees of the Company or any subsidiary are eligible to be granted an incentive stock option under the Code.

SHARE LIMITATIONS. The maximum number of shares of Common Stock that may be issued and sold pursuant to options under the 2002 Stock Option Plan is 5,000,000 shares. If an option shall terminate or expire without being exercised, the applicable number of shares shall again be available under the 2002 Stock Option Plan. In addition, the number of shares of Common Stock exchanged by an optionee as payment to the exercise price or tax withholding shall not be deducted from the number of shares available for issuance under the 2002 Stock Option Plan. However, the maximum number of shares that may be granted under incentive stock options granted under the 2002 Stock Option Plan shall be 5,000,000 shares. Shares of Common Stock to be issued will be made available from authorized but unissued shares or shares held in the Company's treasury. For purposes of compliance with Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to stock options granted to any one participant during any one calendar year shall be 1,000,000 shares.

In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting the Company or the Common Stock, the 2002 Stock Option Plan permits proportionate adjustments to the number and kinds of shares available for issuance under the Plan and subject to outstanding options, as well as the exercise price of outstanding options and the maximum per person limitation.

EXERCISE PRICE. The exercise price of an option will be determined by the Committee, provided that the exercise price per share may not be less than 100% of the fair market value of a Company share on the date of grant. The Committee shall not have the authority to reduce the exercise price of an outstanding option by amendment or by cancellation and substitution of options, unless otherwise authorized in advance by the Company's shareholders.

VESTING AND TERM. Options will become vested in the manner and subject to the conditions approved by the Committee for individual grants and set forth in stock option agreements. The Committee may accelerate the vesting of an option at any time. The maximum term of options granted under the 2002 Stock Option Plan is ten years from the date of grant.

TERMINATION OF SERVICE. Unless otherwise provided by the Committee, in the event of an optionee's death or disability, outstanding stock options will become fully vested and remain exercisable for a period of one year. In the case of any other termination of employment or other service, unless otherwise provided by the Committee, outstanding options that have previously become vested will remain exercisable for a period of 90 days, except for a termination for "cause," in which case all unexercised options will be immediately forfeited. Options may also be forfeited if determined by the Committee if the optionee engages in certain activity detrimental to the Company.

EXERCISE AND TRANSFERABILITY. A stock option may be exercised by payment of the exercise price and required withholding tax. The form of payment may be in cash or, in Common Stock, through a broker-assisted "cashless" exercise, or by another method approved by the Committee. All options are nontransferable except upon death by the optionee's will or the laws of descent and distribution or, in the case of nonqualified stock options, to family members of the optionee, as may be approved by the Committee in accordance with the terms of the 2002 Stock Option Plan.

SECTION 7312(W) LIMITATIONS. In order to satisfy the requirements of Section 7312(w) of the New York State Insurance Laws, no stock option granted to any officer, director or employee of the Company or any subsidiary may be exercised, transferred or otherwise disposed of by the optionee prior to December 24, 2003, which is the fifth anniversary of the date of distribution of consideration to policyholders under the Plan of Reorganization relating to the Company. If any stock option becomes vested prior to December 24, 2003, the option shall become exercisable only upon such date. If the period of exercise of any vested stock option would otherwise expire prior to December 24, 2003, the period of exercise shall continue until the expiration of 30 days following such date.

CHANGE IN CONTROL. The Committee may, in a stock option agreement, provide for one or more of the following upon a Change in Control (as defined in the 2002 Stock Option Plan): (i) the acceleration of vesting or exercisability of a stock option, (ii) the extension of the period of exercise of a stock option, (iii) the effects on an option of termination of employment in connection with a Change in Control, (iv) provision for the cash or other settlement of a stock option, (v) provision for the assumption of the option or (vi) such other modification or adjustment to a stock option as the Committee deems appropriate in connection with a Change in Control.

TERM; AMENDMENT AND TERMINATION. The term of the 2002 Stock Option Plan is 10 years. The Board may terminate, or amend the 2002 Stock Option Plan at any time, subject to stockholder approval if the Board deems necessary or advisable to comply with certain tax rules, securities exchange requirements or for any other reason. Thus, amendments adopted without stockholder approval could increase the cost of the Plan or benefits to participants. However, no amendment of the 2002 Stock Option Plan may be made without stockholder approval that would allow options to be granted with an exercise price below fair market value or to allow the reduction in the exercise price of outstanding options.

PLAN BENEFITS

No grants have yet been made under the 2002 Stock Option Plan by the Committee, and the grants to be made in the future under the 2002 Stock Option Plan by the Committee are not determinable at this time. Stock options granted during 2001 under the Stock Incentive Plan to the Company's named executive officers are set forth under the heading "Executive Compensation," above. During 2001, no stock options were granted to the five executive officers of the Company whose compensation is disclosed in this Proxy Statement. Stock options for 337,093 shares were granted to all other employees and service providers as a group at a weighted average exercise price of $35.70 per share. Currently, approximately 6,050 persons would be eligible to participate in the 2002 Stock Option Plan, if designated by the Committee. The number of persons eligible to participate and the number of persons receiving options will vary from year to year.

The closing price of the Company's Common Stock on the New York Stock Exchange on March 18, 2002 was $39.98 per share.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of federal income tax consequences to optionees and the Company relating to stock options granted under the 2002 Stock Option Plan. This discussion does not purport to cover all tax consequences relating to the optionees or the Company. An optionee will not generally recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary compensation income equal to the excess of the fair market value for such shares over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of such shares of Common Stock will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. Where an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells such shares of Common Stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company will be entitled to a tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

Compensation of persons who are named executive officers of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Stock option compensation that qualifies as "performance-based compensation" is exempt from
Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the 2002 Stock Option Plan will enable the Committee to grant stock options that will be exempt from the deduction limits of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MONY GROUP INC. 2002 STOCK OPTION PLAN.



          IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The SEC has approved a new rule concerning the delivery of annual disclosure documents. The rule allows the Company to send a single set of its annual report and proxy statement to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family. This rule benefits both the Company and its shareholders. It reduces the volume of duplicate information received at a shareholder's household and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact the Company's transfer agent, EquiServe Trust Company, N.A., by calling their toll free number
(800) 926-6669 and pressing "0" for a customer service representative, and inform them of your request.

If you would like to receive your own set of annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another shareholder of the Company and together both of you would like to receive only a single set of annual disclosure documents, follow these instructions:

     o If your shares are registered in your own name, please contact the Company's transfer agent, EquiServe Trust Company, N.A., by calling their toll free number (800) 926-6669 and pressing "0" for a customer service representative, or by writing to them at EquiServe Trust Company, N.A., P.O. Box 2521, Jersey City, NJ 07310.

     o If a broker or other nominee holds your shares, please contact ADP and inform them of your request by calling them at the number appearing on your voting instrument or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number.


                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are presented for action and come before the meeting, it is intended that the persons named as proxies on the proxy card will vote on such matters in accordance with their best judgment. A list of shareholders entitled to vote at the meeting will be available 10 days before the date of the meeting at the Company's headquarters during ordinary business hours. You should contact the Secretary of The MONY Group Inc. if you wish to review this list of shareholders.

                            EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company or its subsidiaries. The Company has engaged D. F. King to assist in soliciting proxies for a fee of approximately $15,000 plus reasonable out-of-pocket expenses.


                       2003 ANNUAL MEETING OF SHAREHOLDERS

The 2003 Annual Meeting of Shareholders is scheduled to be held on Wednesday, May 14, 2003. The Board is empowered by the By-Laws of the Company to change the time of the meeting.

Proposals of shareholders must be received by the Company no later than December 2, 2002 to be eligible for inclusion under the rules of the SEC in the Company's proxy materials for the 2003 Annual Meeting of Shareholders and must comply with such rules.

Under the Company's By-Laws, proposals of shareholders not included in the proxy materials may be presented at the 2003 Annual Meeting of Shareholders only if the Company's Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 1, 2003, the first anniversary of the Proxy Statement in connection with the 2002 Annual Meeting of Shareholders (subject to certain exceptions if the 2002 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

Shareholders wishing to suggest candidates to the Company's Human Resources Committee for consideration as possible nominees as directors may submit names and biographical data to the Secretary of the Company.

The Company's By-Laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Secretary at least sixty days but not more than ninety days prior to April 1, 2003, the first anniversary of the Proxy Statement in connection with the 2002 Annual Meeting of Shareholders (subject to exceptions if the 2002 Annual Meeting of Shareholders is advanced by more than 30 days). The notice must present certain information concerning the nominees and the shareholders making the nominations. The Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

                                        By Order of the Board of Directors


                                        /s/ Lee M. Smith
                                        ----------------
                                        Lee M. Smith
                                        VICE PRESIDENT AND CORPORATE SECRETARY

April 1, 2002

                                    EXHIBIT A
                               THE MONY GROUP INC.
            2002 ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS


SECTION 1.  PURPOSE.

The purpose of this Plan is to provide incentives to Covered Employees to improve operating results of the Company and to reward them, in a tax efficient manner, for the accomplishment of financial and strategic objectives of the Company.


SECTION 2.  DEFINITIONS.

Unless the context requires otherwise, the following capitalized words as used herein shall have the following meanings.

(a)  "Board" means the Board of Directors of the Company.

(b) "Change in Control" shall have the meaning given in the Change in Control Agreements referred to on page 12 of the Company's Proxy Statement for the May 15, 2002 Annual Meeting of Shareholders.

(c) "Committee" means the Human Resources Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The full Human Resources Committee of the Board may serve as the Committee for purposes of this Plan if any member who does not qualify as an "outside director" under Section 162(m) and a "disinterested person" under Rule 16b-3 abstains from participation in decisions relating to this Plan, provided that the Committee must include at least two directors who qualify as "outside directors" and "disinterested persons" within the meaning of such provisions.

(d)  "Common Stock" means the common stock of the Company.

(e) The "Company" means The MONY Group Inc. and includes its direct and indirect wholly owned subsidiaries.

(f)  "Covered Employee" shall have the meaning set forth in Section 162(m).

(g) "Deferral Period" means the period of time during which payment of any amount otherwise payable under the Plan is deferred at the direction of the Committee pursuant to Section 6(b) subject to the right of the Committee to terminate the Deferral Period as provided in Section 6(f).

(h) "Disability" means the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (or any successor provision) or as defined under the provisions of the Security Plan for Employees of MONY Life Insurance Company.

(i) "Fair Market Value" means on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

(j) "Participant" means (i) each Covered Employee and (ii) each other executive officer of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934 whom the Company designates as a participant under the Plan.

(k) "Performance Period" means the calendar year or such other period as may be designated by the Committee.

(l) "Plan" means this 2002 Annual Incentive Plan for Senior Executive Officers, as it may be amended from time to time.

(m) "Retirement" means the retirement of a Participant from active service with the Company on or after the "Early Retirement Date" as such term is defined in the Retirement Income Security Plan for Employees of MONY Life Insurance Company, or any successor plan, as it may be amended from time to time.

(n) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(o)  "Share" means a share of Common Stock.

(p) "Subsidiary" means any entity of which the Company possesses directly or indirectly fifty percent or more of the total combined voting power of all classes of stock of such entity.

SECTION 3.  ADMINISTRATION.

(a) Generally. The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan, provided that, in no event, shall the Plan be interpreted in a manner that would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m), provided further, however, that neither the foregoing proviso nor any other provision of this Plan shall preclude or restrict in any way the ability of the Company or the Committee to pay a non-deductible bonus or other non-deductible compensation to any Covered Employee outside the terms of this Plan. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 5 and, as promptly as practicable after the end of each Performance Period, shall certify whether such performance objectives have been obtained.

(b)  Committee's  Determination  Final.  Any  determination  made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to be qualified as performance-based compensation under Section 162(m)), be within the Committee's absolute discretion and shall be conclusive and binding on any and all Participants and on any person claiming under or through a Participant.

(c) Employment of Counsel, Consultants or Agents. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent.

(d) Delegation of Administrative Authority. The Committee may delegate to any appropriate officer or employee of the Company responsibility for the administration (but not the exercise of discretion) under this Plan.

(e) Expenses of Administration. All expenses incurred in the administration of the Plan including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.


SECTION 4.  DETERMINATION OF PARTICIPANTS.

In addition to the Covered Employees, the Committee may designate as a Participant in the Plan any executive officer of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934.


SECTION 5.  BONUSES.

(a) Performance Criteria. On or before the end of the first 90 days of each Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon one or more of the following criteria, for the Company or any identified business unit, as determined by the
     Committee:

                (i)     net income,
                (ii)    pretax operating income,
                (iii)   earnings before income taxes,
                (iv)    earnings  before  interest,   taxes,   depreciation  and
                        amortization,
                (v)     earnings per share,
                (vi)    return on shareholders' equity,
                (vii)   change in identified expense levels,
                (viii)  profitability  of  an  identifiable   business  unit  or
                        product,
                (ix)    change in revenues,
                (x)     stock price appreciation,
                (xi)    total shareholder return,
                (xii)   any combination of the foregoing;


     any of which or combination of which may be used on an absolute basis or relative to an identified index or peer group as specified by the Committee.

(b) Maximum Amount Payable. If the Committee certifies in writing that the performance objectives established for the relevant Performance Period under Section 5(a) have been satisfied, each Participant who is employed by the Company on the last day of the Performance Period for which the bonus is payable shall be entitled to receive a bonus in an amount not to exceed $5,000,000.

(c)  Negative  Discretion.  Notwithstanding  anything else  contained in Section
     5(b) to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Sections 5(a) and 5(b) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Sections 5(a) and 5(b).

(d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee a bonus for a Performance Period in an amount up to the maximum amount payable under
     Section 5(b), on the basis of individual performance or any other criteria that the Committee, in its discretion, deems to warrant the payment of such a bonus, and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount for such Covered Employee with respect to the Performance Period in which such Covered Employee is hired and/or for the next following
     Performance Period, which would be payable to such Covered Employee regardless of whether the relevant performance objectives are attained with respect to the relevant Performance Period.

SECTION 6.  PAYMENT OF AWARDS.

(a) General Rule. Except as otherwise expressly provided hereunder, payment of any bonus amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 5(d), after the Committee determines the amount of any such bonus), provided that the Participant shall have been employed by the Company throughout, including on the last day of, the Performance Period. Any such payments shall be made in cash or, at the discretion of the Committee, in awards under The MONY Group Inc. Restricted Stock Ownership Plan or in stock options (if such options are available under any properly approved and adopted plan in conformance with applicable state insurance laws and all other applicable laws and regulations)

(b) Mandatory Deferral. Notwithstanding Section 6(a), the Committee may specify that a percentage of the bonus payable with respect to any Participant, all Participants or any class of Participants for any Performance Period be mandatorily deferred for a Deferral Period specified by the Committee. The percentage to be so deferred shall be determined by the Committee in its discretion. Unless otherwise determined by the Committee at or after the date of such deferral, any amount payable in respect of an amount mandatorily deferred pursuant to this Section 6(b) shall be forfeited by the Participant if

     (i) the Participant's employment with the Company is terminated for cause (as determined in the discretion of the Committee under the generally applicable practices and policies of the Company);

     (ii) the Participant voluntarily terminates employment, other than by reason of death, Disability or Retirement, prior to the end of the Deferral Period specified by the Committee with respect to such mandatorily deferred amount; or

     (iii)the Participant engages in any activity or conduct which, in the reasonable opinion of the Committee, is inimical to the best interest of the Company.

(c) Voluntary Deferral. Notwithstanding Section 6(a), the Committee may permit a Participant to defer payment of any portion of an award that is not mandatorily deferred pursuant to Section 6(b) or to defer payment of an amount mandatorily deferred to a date or event later than that specified by the Committee. Any such election shall be made at such time or times, and subject to such terms and conditions, as the Committee shall determine.

(d) Accounting for Deferrals. Any amount deferred under this Section 6 shall be credited to one or more bookkeeping accounts for the benefit of such Participant on the books and records of the Company. Such amounts shall be deemed held in cash and shall be credited with such rate of interest or such deemed rate of earnings as the Committee shall specify from time to time.

(e) Payment of Deferred Amounts. Amounts attributable to any amount deferred under the Plan, regardless of whether deferred pursuant to Section 6(b) or 6(c), shall be paid or commence to be paid, at the election of the Participant, at the end of the applicable Deferral Period or as of the first business day of the calendar year next following the end of the
     Deferral Period. Payment of such amounts shall be made, at the Participant's election, in a lump sum or in five, ten or such other number of annual installments as shall be permitted by the Committee. If a Participant does not timely elect the time at which or the form in which such amounts shall be paid, such amounts shall be paid immediately following the end of the Deferral Period and in a lump sum, unless the Committee shall specify a different time or method of payment. The Committee may, in its discretion, accelerate the payment of all or any portion of any Participant's deferred amounts in order to alleviate a financial hardship, as defined by IRS Regulations under Section 457, incurred by the Participant due to an unforeseeable emergency beyond the Participant's control.

(f) Termination of Deferral Period. Notwithstanding anything else contained in the Plan to the contrary, the Committee may, in its discretion, terminate any Deferral Period in respect of any Participant. Such elective termination will be deemed to be the end of the Deferral Period for purposes of determining when payment of the Participant's interest is to commence under Section 6(e).

(g) Change in Control. Upon the occurrence of a Change in Control, (i) the Participants' entitlement to awards under this Plan shall be treated as required under the Change in Control Agreements referred to on page 12 of the Company's Proxy Statement for the May 15, 2002 Annual Meeting of Shareholders, and (ii) all amounts otherwise mandatorily deferred under subparagraph (b), above, shall become immediately due and shall promptly be paid to the Participant.

(h) Retirement, Death or Disability. In the event that a Participant dies, takes Retirement or becomes subject to Disability after the first three months of a Performance Period and the Committee subsequently certifies that the performance objectives for that Performance Period have been obtained, the Participant, or the Participant's beneficiary (as the case may be), shall be paid a pro rata bonus equal to (A) the bonus otherwise payable for the Performance Period on the basis of the objective formula established by the Committee times (B) a fraction, the numerator of which is the number of days in the Performance Period up to and including the date of the Participant's death or first day of Retirement of Disability, and the denominator of which is the number of days in the Performance Period (normally, 365). Alternatively, in the case of death or Disability (but not Retirement), the Committee shall have the discretion to pay a bonus under this Plan to the Participant or the Participant's beneficiary at the time of such death or Disability.


SECTION 7.  AMENDMENT AND TERMINATION.

Notwithstanding Section 8(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m). Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded, but payment of which has been deferred, in accordance with
Section 6.


SECTION 8.  GENERAL PROVISIONS.

(a) Effectiveness of the Plan. Subject to the approval of the Company's shareholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2002.

(b) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c) No Right of Continued Employment. Nothing contained in this Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company to discharge any Participant or otherwise terminate the Participant's employment at any time or to change the terms of employment in any way.

(d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, whether pursuant to a plan or otherwise, and whether such payment would qualify under Section 162(m) or not), which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(e) No Right to Specific Assets. Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any Participant or beneficiary any claim against, right to or lien on any particular assets of the Company or to require the Company to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

(f) No Contractual Right to Bonus. Nothing in this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any bonus with respect to any Performance Period unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

(g) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan.

(h) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

(i) Governing Law. The Plan shall be construed in accordance with and governed by the laws of Delaware, without reference to the principles of conflict of laws.

(j) Conflict with Contracts. This Plan is intended to be consistent with existing Employment Agreements and Change in Control Agreements. In the event of any conflict between any provision of this Plan and any Employment Agreement or Change in Control Agreement to which a Participant may be a party, the terms of such Agreement shall control.

                                    EXHIBIT B
                               THE MONY GROUP INC.
          2002 LONG-TERM PERFORMANCE PLAN FOR SENIOR EXECUTIVE OFFICERS


SECTION 1.  PURPOSE OF THE PLAN.

The purpose of this Plan is to provide incentives to senior executive officers to improve long-term operating results and to reward them, in a tax-efficient manner, for the achievement of the Company's long-term financial and strategic objectives.


SECTION 2.  DEFINITIONS.

The following capitalized words as used herein shall have the following meanings:

(a)  "Board" means the Board of Directors of the Company.

(b) "Committee" means the Human Resources Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m). The full Human Resources Committee of the Board may serve as the Committee for purposes of this Plan if any member who does not qualify as an "outside director" under Section 162(m) and a "disinterested person" under Rule 16b-3 abstains from participation in decisions relating to this Plan, PROVIDED THAT the Committee must include at least two directors who qualify as "outside directors" and "disinterested persons" within the meaning of such provisions.

(c) The "Company" means The MONY Group Inc. and includes its direct and indirect wholly owned subsidiaries.

(d)  "Covered Employee" shall have the meaning set forth in Section 162(m).

(e) "Deferral Period" means the period of time during which payment of any amount otherwise payable under the Plan is deferred pursuant to Section 5(b).

(f) "Disability" means the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (or any successor provision).

(g)  "Earned Awards" shall have the meaning given in Section 4(d), below.

(h) "Participant" means (i) each Covered Employee and (ii) each other executive officer of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934 whom the Company designates as a participant under the Plan.

(i) "Performance Cycle" means each three-year period (or such other period of longer than one year as may be designated by the Committee) for which the Committee sets performance criteria to be used in determining the value, if any, to be paid out for each unit awarded to Participants for such Performance Cycle.

(j)  "Performance Units" means units awarded under Section 4(a) of this Plan.

(k) "Plan" means this Long-Term Performance Plan for Senior Executives, as it may be amended from time to time.

(l) "Retirement" means the retirement of a Participant from active service with the Company on or after the "Early Retirement Date" as such term is defined in the Company's Retirement Income Security Plan for Employees, or any successor plan, as it may be amended from time to time.

(m) "Section 162(m)" means Section 162 (m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

SECTION 3.  ADMINISTRATION OF THE PLAN.

(a) Generally. The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan, PROVIDED THAT, in no event, shall the Plan be interpreted in a manner that would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m), PROVIDED FURTHER, HOWEVER, that neither the foregoing proviso nor any other provision of this Plan shall preclude or restrict in any way the ability of the Company or the Committee to pay a non-deductible bonus or other non-deductible compensation to any Covered Employee outside the terms of this Plan.

(b) Committee's Determination Final. Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to be qualified as performance-based compensation under Section 162(m)), be within the Committee's absolute discretion and shall be conclusive and binding on any and all Participants and on any person claiming under or through a Participant.

(c) Employment of Consultants, Counsel or Agents. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent.

(d) Delegation of Administrative Authority. The Committee may delegate, to any appropriate officer or employee of the Company, responsibility for the administration (but not the exercise of discretion) under this Plan.

(e) Expenses of Administration. All expenses incurred in the administration of the Plan including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(f) Determination of Participants. In addition to the Covered Employees, for any Performance Cycle the Committee may designate as a Participant in the Plan any executive officer of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934.


SECTION 4.  AWARDS.

(a) Award of Units and Establishment of Unit Values. Before the 90th day of each Performance Cycle (or by such other deadline as may be required for purposes of satisfying the requirements for the deduction for "qualified performance-based compensation" under Section 162(m)), the Committee shall make any awards of Performance Units for that Cycle and shall establish a schedule of the values ("Earned Values") to be paid on completion of such Performance Cycle depending on the achievement of the performance criteria set forth in such schedule.

(b)  Performance  Criteria.   The  performance  criteria  will  be  one  or  any
     combination of the following, for the Company or any identified business unit, as determined by the Committee:

                (i)     net income,
                (ii)    pretax operating income,
                (iii)   earnings before income taxes,
                (iv)    earnings  before  interest,   taxes,   depreciation  and
                        amortization,
                (v)     earnings per share,
                (vi)    return on shareholders' equity,
                (vii)   change in identified expense levels,
                (viii)  profitability  of  an  identifiable   business  unit  or
                        product,
                (ix)    change in revenues,
                (x)     stock price appreciation,
                (xi)    total shareholder return,
                (xii)   any combination of the foregoing;

     any of which or combination of which may be used on an absolute basis or relative to an identified index or peer group as specified by the Committee.

(c) Certification. Within 90 days after the conclusion of each Performance Cycle, the Committee shall certify whether the performance criteria have been achieved for that Cycle.

(d) Earned Awards. Earned Awards will equal the product of the total number of Performance Units awarded to each Participant times the Earned Value of each such Performance Unit, provided, however, that

     (i) in no event shall the award paid to a Participant in any year exceed the maximum amount payable specified in the following subparagraph
          (e), below, and

     (ii) the Committee may adjust such Earned Awards by the exercise of negative discretion, as specified in subparagraph (f), below.

(e) Maximum Amount Payable. If the Committee certifies in writing that the performance criteria established for the relevant Performance Cycle under Sections 4(a) and 4(b) have been satisfied, each Participant who is employed by the Company on the last day of the Performance Cycle shall be entitled to receive an Earned Award in the amount indicated under the schedule of Earned Values, but not to exceed $7,000,000.

(f) Negative Discretion. Notwithstanding anything else contained in Sections 4(d) or 4(e) to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Sections 4(d) and 4(e) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Sections 4(d) and 4(e), above.


SECTION 5.  PAYMENT OF AWARDS; EXPIRATION OF PERFORMANCE UNITS.

(a) Normal Vesting and Payment. A Participant's interest in Performance Units and right to receive all installments for any Performance Cycle shall be fully vested as of the last day of the relevant Performance Cycle, provided that the Participant is employed by the Company on that date. Each Earned Award shall be payable in three equal annual installments over a three-year period. Subject to Section 5(b), within 90 days following the end of each Performance Cycle, or as soon as practical thereafter, each Participant shall be paid the first installment of his or her Earned Award. The second and third installments will be credited with interest equivalent to the interest rate for the relevant year on the Blended GIC Fund under the Investment Plan Supplement for Employees and Field Underwriters of MONY Life Insurance Company or under any successor plan. Interest shall be credited from March 31 of the year in which the first installment is payable through the end of the month before payment of the second and third installments is actually made, respectively.

(b) Deferral of Payments. Subject to the terms and provisions of applicable insurance and other laws, a Participant may elect in writing at any time prior to December 31 of the year preceding the year in which an installment of an award would otherwise be paid to defer up to 100 percent of the payment of any Earned Award. MONY shall credit or debit each deferred amount with an interest rate equivalent to the gains or losses, and expenses, if any, that would have accrued had the dollar amount of such credits been invested in the funds, excluding the MONY Stock Fund, then available under the Excess Benefit Plan for Employees of MONY Life Insurance Company in accordance with the Participant's credit allocation election at the time such debit or credit is made. The Participant shall not have any rights in any investments MONY might make to provide funds from which to pay deferred compensation amounts, nor shall MONY be required to make any investments on the Employee's behalf to provide such funds. MONY reserves the right to change the manner of crediting interest for all future credits or to limit the credits that can be subject to this election.

(c)  Payments Upon Death, Retirement or Disability of a Participant.

     (i) Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of the beneficiary. The designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has clearly indicated otherwise.

     (ii) As soon as practicable following a Participant's death, the Participant's beneficiary shall be paid (A) all previously unpaid Earned Awards in respect of any vested Performance Units, with accrued interest, and (B) the value of any outstanding Performance Units held by such Participant at the time of death, computed in accordance with the following sentence. All outstanding Performance Units held by the Participant at the time of death shall be valued as soon as practicable following the completion of the applicable Performance Cycle and paid in a lump sum on a pro-rated basis (with pro ration through the date of the Participant's death).

     (iii)In the event of a Participant's Retirement during a Performance Cycle, all outstanding Performance Units held by the Participant at the time of Retirement shall be valued at the completion of the applicable Performance Cycle and paid in a lump sum pro-rated by multiplying the Earned Award by a fraction, the numerator or which is the number of calendar days in the applicable Performance Cycle up to and including the date of the Participant's Retirement and the denominator of which is the total number of calendar days in the Performance Cycle.

     (iv) Upon a Participant's Disability, the Committee shall have the discretion to determine the treatment of the Participant's outstanding Performance Units (subject to any contractual rights of the Participant).

(d) Change in Control. "Change in Control" shall have the meaning given in the Change in Control Agreements referred to on page 12 of the Company's Proxy Statement for the May 15, 2002 Annual Meeting of Shareholders. Upon a Change in Control, the Performance Units shall be treated as required under such agreements.

(e)  Expiration, Cancellation and Forfeiture of Performance Units.

     (i) Upon Payment. Upon the completion of each Performance Cycle and payment of any amounts payable under the applicable Earned Value schedule (or upon death, Retirement or Disability of a Participant, or Change in Control, and payment in accordance with the subparagraphs
          (c) or (d), above), the related Performance Units shall automatically expire and be cancelled without further action of the Company or the Committee.

     (ii) Upon Termination of Employment for Other Reasons. In the event that the Participant leaves the employ of the Company before the completion of a Performance Cycle other than in the circumstances referred to in subparagraphs (c) or (d), above, any unvested Performance Units shall be forfeited and automatically be cancelled without further action of the Company or the Committee.


SECTION 6.  GENERAL PROVISIONS.

(a) Subject to the approval of the Company's shareholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2002.

(b) The Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, but no such amendment, suspension or termination shall adversely affect the rights of any Participant with respect to awards then outstanding.

(c) Nothing contained in the Plan shall prohibit the Company from establishing other additional incentive compensation arrangements for one or more employees of the Company or from paying compensation outside of the terms of this Plan, whether or not such compensation qualifies for a federal income tax deduction under Section 162(m).

(d) Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or to limit, in any way, the right of the Company to terminate, or to change the terms, of a Participant's employment with the Company at any time.

(e) In the administration of the Plan, neither the Committee nor any person to whom the Committee lawfully delegates administrative powers and responsibilities shall be liable for any act or action, whether of commission or omission (i) by such individual except in circumstances involving actual bad faith, or (ii) by any officer, agent or employee.

(f) The Plan shall be unfunded and the obligations under the Plan shall not be secured by any security interest, pledge or encumbrance on any property of the Company.

(g) No payment obligation under the Plan shall bear any interest, other than as specified in Section 5.

(h) The Plan shall be governed by and construed in accordance with the laws of Delaware, without regard to choice-of-law rules.

(i) Entitlement to Performance Units shall not be deemed automatic for any officer.

(j) Deferrals or distributions under this Plan shall be subject to applicable federal, state or local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

(k) Conflict with Contracts. This Plan is intended to be consistent with existing Employment Agreements and Change in Control Agreements. In the event of any conflict between any provision of this Plan and any Employment Agreement or Change in Control Agreement to which a Participant may be a party, the terms of such Agreement shall control.

                                    EXHIBIT C
                               THE MONY GROUP INC.
                             2002 STOCK OPTION PLAN


SECTION 1.  PURPOSE.

The MONY Group Inc. 2002 Stock Option Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company and its Subsidiaries upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock. The Plan is also intended to further the goals of the Company's Stock Ownership Guidelines for its officers and directors. Options granted under the Plan may either be "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "nonqualified stock options," which are not intended to so qualify.


SECTION 2.  DEFINITIONS.

(a)  "Board" means the Board of Directors of the Company.

(b)  "Cause" shall have the meaning set forth in Section 9.3 hereof.

(c) "Change in Control" shall have the meaning set forth in Section 10.2 hereof.

(d)  "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Common Stock" means the common stock of the Company, par value $.01 per share.

(f) "Committee" means the Human Resources Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

(g)  "Company" means The MONY Group Inc., a Delaware corporation.

(h) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

(i) "Eligible Person" means any person who is an Employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective Employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary.

(j) "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation ss. 1.421-7(h).

(k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l) "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the trading date immediately preceding the date as of which Fair Market Value is to be determined. If the Common Stock is not listed on the New York Stock Exchange as of such date, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(m) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

(o) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(p) "Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

(q) "Optionee" means an Eligible Person to whom an Option has been granted under the Plan.

(r) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

(s)  "Plan" means The MONY Group Inc. 2002 Stock Option Plan.

(t) "Section 7312(w)" means Section 7312 (w) of the New York State Insurance Laws, as amended from time to time.

(u) "Subsidiary" means any entity affiliated with the Company by direct or indirect ownership of interests that is designated by the Committee as a Subsidiary for purposes of the Plan: PROVIDED, HOWEVER, that in the case of Incentive Stock Options, "Subsidiary" shall mean a "subsidiary corporation" of the Company within the meaning of section 424(f) of the Code.


SECTION 3.  ADMINISTRATION.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two directors selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of Rule 16b-3 under the Exchange Act and of an "outside director" under section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

3.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the provisions of each Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Option Agreement entered into hereunder.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options awarded under the Plan, subject to such limitations as the Committee shall determine, as and in the manner required by Section 157(c) of the Delaware General Corporation Law; PROVIDED, HOWEVER, that no such authority may be delegated with respect to Options awarded to any member of the Board or any Optionee who the Committee determines may be covered by Rule 16b-3 under the Exchange Act or section 162(m) of the Code.

3.4 Grants to Non-Employee Directors. Awards of Options to non-employee directors under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.


SECTION 4.  SHARES OF STOCK SUBJECT TO PLAN.

4.1  Number of Shares.  Subject to  adjustment  pursuant  to the  provisions  of
     Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall be 5,000,000 shares. If an Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for issuance under the Plan. In addition, any shares of Common Stock exchanged by an Optionee as full or partial payment to the Company of the Option Price or tax withholding upon exercise of an Option shall not be deducted from the number of shares of Common Stock available for issuance under the Plan from time to time. Notwithstanding the foregoing, the number of shares of Common Stock that may be issued and sold under Incentive Stock Options shall be limited to 5,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury.

4.2 Individual Limit. The maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year shall be 1,000,000 shares, subject to adjustment as provided in Section 4.3 hereof.

4.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its assets, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Committee shall, in the manner that it shall deem to be equitable and appropriate, change
     (i) the maximum aggregate number and kind of shares which may be issued and sold under Section 4.1 hereof,

     (ii) the maximum number and kind of shares that may be granted to any one individual under Section 4.2 hereof, and (iii) the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion at the time of the event, (a) make equitable adjustments as provided above, or (b) cancel any outstanding Option in exchange for payment in cash of an amount equal to the excess (if any) of (1) the Cash Consideration per share over (2) the Option Price per share, multiplied by the shares underlying such Option.


SECTION 5.  ELIGIBILITY.

All Eligible Persons are eligible to receive grants of Options under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option. Only Employees of the Company or any "subsidiary corporation" within the meaning of section 424(f) of the Code shall be eligible for the grant of Incentive Stock Options.


SECTION 6.  TERMS OF STOCK OPTIONS.

6.1 Grant of Options. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as either an Incentive Stock Option or a Nonqualified Stock Option. The Company and the Optionee, if the Committee so determines, shall execute an Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

6.2 Option Price. The Option Price shall be determined by the Committee, provided that the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant. Notwithstanding any provision of the Plan to the contrary, other than
     Section 4.3, the Committee shall not have the authority to reduce the Option Price of an outstanding Option at any time, whether by amendment or by cancellation and substitution, unless authorized in advance by the Company's shareholders.

6.3 Vesting; Term of Options. An Option shall vest and become exercisable in the manner and subject to such conditions provided by the Committee and set forth in the Option Agreement. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time. The period during which a vested Option may be exercised shall be determined by the Committee, subject to a maximum term of ten years from the Date of Grant and such other limitations as may apply upon the termination of an Optionee's employment or other service or as otherwise specified by the Committee in the Option Agreement, as provided in Section 9 hereof.

6.4 Limited Transferability of Options. All Options shall be nontransferable except (i) upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Option Agreement for a Nonqualified Stock Option may provide that the Optionee may be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of the Optionee's family members (as defined in the Option Agreement in a manner consistent with the requirements for the Form S-8 registration statement). The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Optionee at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

6.5 Forfeiture of Options. The Committee may provide in an Option Agreement that (a) the Company may cancel, suspend, or otherwise limit any Options if the Optionee engages in activity that is detrimental to the Company and (b) in the event an Optionee engages in activity that is detrimental to the Company following any exercise of an Option, the Company may rescind such exercise with the Optionee being required to pay to the Company the amount of any gain realized upon exercise.

6.6 Section 7312(w) Limitation. Notwithstanding anything elsewhere in the Plan or any Option Agreement to the contrary, in order to satisfy the requirements of Section 7312(w) of the New York State Insurance Laws, no Option granted under the Plan to any officer, director or employee of the Company or any Subsidiary may be exercised, transferred or otherwise disposed of by the Optionee prior to December 24, 2003, which is the fifth anniversary of the date of distribution of consideration to policyholders under the plan of reorganization relating to the Company. To the extent that any Option becomes vested prior to December 24, 2003, such Option shall not become exercisable prior to such date. To the extent that the period of exercise of any vested Option would otherwise expire prior to December 24, 2003 (due to termination of employment or otherwise), such period of exercise shall continue until the expiration of 30 days following such date. The foregoing provisions of this Section 6.6 shall be subject to the terms of any employment, severance or change in control agreement between the Company or any Subsidiary and an Optionee.


SECTION 7.  ADDITIONAL RULES FOR ISOS.

7.1 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which "incentive stock options" are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed $100,000, determined in accordance with section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted. Any Option intended to be an Incentive Stock Option that is granted in excess of such limit shall instead be treated as a Nonqualified Stock Option.

7.2 Termination of Employment. An Incentive Stock Option may provide that the vested portion of such Option may be exercised not later than three months following termination of employment of the Optionee with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be consistent with the requirements of section 422 of the Code and Treasury Regulations thereunder.

7.3 Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code and Treasury Regulations thereunder. An Option Agreement for an Incentive Stock Option shall provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of an Optionee only by such Optionee.

7.4 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.


SECTION 8.  EXERCISE OF OPTIONS.

8.1 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Option Agreement, an Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by notice of intent to exercise the Option in the manner specified by the Option Agreement, and by payment in full to the Company of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made, at the discretion of the Committee as specified in the Option Agreement, by (i) payment in cash or cash equivalent acceptable to the Committee, (ii) payment in Common Stock that has been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) a broker-assisted "cashless exercise," (iv) a combination of the methods described above, or (v) such other method as may be approved by the Committee and set forth in the Option Agreement. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of all federal and state income, employment and other taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing for the exercise of Options that is approved by the Committee and set forth in the Option Agreement.

8.2 Conditions to Exercise. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions: (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable; (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience; (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and (v) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (a) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) such other representations and warranties as are deemed necessary by counsel to the Company. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations or other conditions under the Plan.


SECTION 9.  TERMINATION OF SERVICE.

9.1 Death. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the Option shall become fully vested and exercisable, and the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.4 hereof pursuant to will or the laws of descent and distribution, shall have the right to exercise the Option during the period ending one year after the date of the Optionee's death (subject to the term of the Option).

9.2 Disability. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Option shall become fully vested and exercisable, and the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right to exercise the Option until the expiration of the period ending one year after the date of his disability (subject to the term of the Option).

9.3 Termination for Cause. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for Cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. Unless otherwise provided by the Committee and set forth in the Option Agreement, termination for "Cause" shall have the meaning given to such term in any employment agreement between the Company or any Subsidiary and the Optionee in effect at the time of termination of employment. In the event that no such agreement is in effect, "Cause" shall mean (i) the willful failure by the Optionee to perform substantially his duties as an Employee or other service provider (other than due to physical or mental illness) after reasonable notice to the Optionee of such failure, (ii) the Optionee's engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, without limitation, by way of damage to their respective reputations or standings in their respective industries,
     (iii) the Optionee having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Optionee of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary. Subject to the terms of any employment agreement between the Company or any Subsidiary and the Optionee, the Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs, and any such determination shall be final, conclusive and binding upon the Optionee.

9.4 Other Termination of Service. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, until the expiration of the period ending 90 days after such termination (subject to the term of the Option), to exercise an Option to the extent that it was vested on the date of such termination. For purposes of this Section 9.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).


SECTION 10.  CHANGE IN CONTROL.

10.1 Change in Control. The Committee may provide in an Option Agreement for the effect of a Change in Control on an Option. Such provisions may include any one or more of the following: (i) the acceleration of vesting or exercisability of an Option, (ii) the extension of the period of exercise of an Option, (iii) the effects on an Option of termination of employment or service in connection with a Change in Control, (iv) provision for the cash or other settlement of an Option, (v) provision for the assumption of Options by the surviving, successor or transferee corporation, or (vi) such other modification or adjustment to an Option as the Committee deems appropriate to preserve the rights of the Optionee, to the extent practicable, in connection with a Change in Control. Notwithstanding the foregoing, the terms of Options in connection with a Change in Control shall be subject to the terms of any employment, severance or change in control agreement between the Company or any Subsidiary and the Optionee.

10.2 Definition of Change in Control. For purposes of the Plan, "Change in Control" shall mean:

     (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") which, when combined with any other securities owned beneficially by the acquirer, would result in such acquirer beneficially owning twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then Outstanding Voting Securities; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

     (ii) at any time following the date hereof, individuals who as of the date hereof constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

     (iii)the consummation of a transaction approved by the shareholders of the Company that is a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that results in the Outstanding Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, reorganization or transaction;

     (iv) the consummation of a transaction approved by the shareholders of the Company that is (A) the sale or other disposition of all or substantially all of the assets (by way of reinsurance or otherwise) of the Company or (B) a complete liquidation or dissolution of the Company; or

     (v) adoption by the Board of a resolution to the effect that any Person has taken actions which, if consummated, would result in such Person acquiring effective control of the business and affairs of the Company, subject to the consummation of the transactions contemplated by such actions.


SECTION 11.  EFFECTIVE DATE, TERMINATION AND AMENDMENT.

11.1 Effective Date; Stockholder Approval. The Plan shall become effective following its adoption by the Board upon the approval of the Plan by the stockholders of the Company at the Company's 2002 annual meeting of stockholders.

11.2 Termination and Amendment. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option. The Board may at any time and from time to time and in any respect, amend or modify the Plan or any Option. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Notwithstanding the foregoing, no amendment or modification of the Plan or any Option shall in any manner adversely affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option. In addition, the Board shall not, without the approval of the Company's stockholders, amend the provisions of Section 6.2 hereof requiring Option Prices of not less than Fair Market Value and prohibiting the reduction of Option Prices of outstanding options.


SECTION 12.  MISCELLANEOUS.

12.1 Employment or Other Service. Nothing in the Plan, in the grant of any Option or in any Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

12.2 Rights as Stockholder. An Optionee or the permitted transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

12.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or service providers of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

12.4 Deferrals of Payment. The Committee may permit an Optionee to defer the receipt of shares of Common Stock that would otherwise be deliverable to the Optionee upon exercise of an Option. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of exercise when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

12.5 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Options, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with or take advantage of tax, securities, regulatory or other laws of foreign jurisdictions with respect to Optionees who are subject to such laws. The terms and conditions of such Options may vary from the terms and conditions that would otherwise be required by the Plan. In addition, the Committee is authorized to grant stock appreciation rights or similar rights equivalent to stock options if necessary to comply with the laws of foreign jurisdictions, provided that the exercise or base price thereof shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

12.6 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

12.7 Severability. If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.8 Governing Law. The validity and construction of this Plan and of the Option Agreements shall be governed by the laws of the State of Delaware, without reference to conflicts of laws principles.

  YOU MAY ACCESS INFORMATION ON-LINE ABOUT THE MONY GROUP INC. 24 HOURS A DAY.
      VISIT THE COMPANY'S WORLD WIDE WEB SITE AT WWW.MONY.COM FOR INVESTOR INFORMATION, INCLUDING ACCESS TO INFORMATION ABOUT SHARES OF THE MONY GROUP INC.
                   HELD IN YOUR ACCOUNT AT THE TRANSFER AGENT.


         THE MONY GROUP INC.'S SHAREHOLDER PROXY HOTLINE IS AVAILABLE TO
          SERVE YOU WEEKDAYS FROM 8:00 A.M. TO 9:00 P.M., AND SATURDAY
                    FROM 8:00 A.M. TO 3:30 P.M. EASTERN TIME.


         U.S. AND CANADIAN SHAREHOLDERS CALL (TOLL FREE) 1-800-829-6554.

                  SHAREHOLDERS FROM OUTSIDE THE U.S. AND CANADA
                         CALL COLLECT 001-212-269-5550.
















[LOGO] THIS PROXY STATEMENT IS PRINTED ENTIRELY ON RECYCLED AND RECYCLABLE PAPER. SOY INK, RATHER THAN PETROLEUM-BASED INK, IS USED THROUGHOUT.

[Logo]THE
      MONY
      GROUP
c/o EquiServe Trust Company N.A.
PO Box 8222
Edison, NJ 08818-8222


P
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
R
                  ANNUAL MEETING OF SHAREHOLDERS ON MAY 15, 2002
O
        Lee M. Smith and Bart R. Schwartz,  or any of them individually and each
X of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all stock of The MONY Group Inc. owned on the
Y record date by the undersigned at the Annual Meeting of Shareholders to be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, at 9:30 a.m., local time, on Wednesday, May 15, 2002, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

        ELECTION OF DIRECTORS: NOMINEES:

        01. G. Robert Durham 02. James L. Johnson 03. Frederick W. Kanner 04. Kenneth M. Levine 05. David M. Thomas

        (SHARES CANNOT BE VOTED UNLESS THIS PROXY FORM IS SIGNED AND RETURNED, THE PROXY IS SUBMITTED BY TELEPHONE OR OVER THE INTERNET, THE SHARES ARE VOTED IN PERSON, OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.)

        COMMENTS/CHANGE OF ADDRESS: (Please mark the box on the reverse side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                  --------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  --------------

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of The MONY Group Inc. will be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, on Wednesday, May 15, 2002, at 9:30 a.m., local time, to consider and act upon:

             1. Election of five directors for a term of three years, or until their successors are elected and qualified;
             2.   Ratification of the appointment of independent accountants;
             3. Approval of The MONY Group Inc. 2002 Annual Incentive Plan for Senior Executive Officers;
             4. Approval of The MONY Group Inc. 2002 Long-Term Performance Plan for Senior Executive Officers; and
             5.   Approval of The MONY Group Inc. 2002 Stock Option Plan.

             The  Board of Directors recommends a vote FOR items 1-5.

             Shareholders of record as of the close of business on March 18, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                         By Order of the Board of Directors

                                         /s/ LEE M. SMITH
                                         -----------------------------------
                                         Lee M. Smith
                                         Vice President and Corporate Secretary
                                         The MONY Group Inc., April 1, 2002

             OUR ANNUAL MEETING WILL ALSO BE WEBCAST ON OUR WEBSITE AT WWW.MONY.COM AT 9:30 A.M. (LOCAL TIME) ON MAY 15, 2002.

                                                                      |
                                                                      |     3652
                                                                      |______

                       _____
    PLEASE MARK YOUR  |
[X] VOTES AS IN THIS  |
    EXAMPLE.


--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
               SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.
--------------------------------------------------------------------------------

1. Election of            FOR   WITHHELD                                               FOR     AGAINST    ABSTAIN
   Directors              [ ]     [ ]                     2. Ratification of           [ ]       [ ]         [ ]
  (see reverse)                                              the appointment of
                                                             PricewaterhouseCoopers
                                                             LLP as independent
                                                             accountants.
 For, except vote withheld from the following nominee(s):
                                                          3. Approval of The MONY      [ ]       [ ]         [ ]
                                                             Group Inc. 2002 Annual
                                                             Incentive Plan for Senior
                                                             Executive Officers.
--------------------------------------------------------------------------------


4. Approval of The MONY Group      FOR     AGAINST    ABSTAIN
   Inc. 2002 Long-Term             [ ]       [ ]         [ ]
   Performance Plan for Senior
   Executive Officers.

5. Approval of The MONY Group      [ ]       [ ]         [ ]
   Inc. 2002 Stock
   Option Plan.

Yes,  I  would  like  to  help     [ ]
reduce  company  expenses.   I
consent  to  future  access to
the Company's  annual  reports
in electronic form through the
Company's    Web    site    at
WWW.MONY.COM.   I   understand
that  the   Company   will  no
longer   distribute    printed
materials to me for any future
shareholder  meeting  with the
exception  of the annual proxy
statement and card.

--------------------------------------------------------------------------------

PLEASE USE THE REVERSE SIDE     [ ]
FOR CHANGE OF ADDRESS OR
COMMENTS.  PUT AN X IN THIS
BOX IF YOU HAVE WRITTEN ON
THE REVERSE SIDE.

SIGNATURE(S)                                               DATE
            ----------------------------------------------      ----------------
NOTE: Please sign exactly as your name or names appear  above.  If more than one owner, all shareholders must sign. When signing as attorney, executor, officer, trustee, or guardian, please give your full title as such.
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o




                               THE MONY GROUP INC.

                 VOTE YOUR SHARES VIA THE INTERNET OR TELEPHONE

Dear Shareholder:

The MONY Group Inc. encourages you to submit your proxy electronically over the Internet or the telephone, both of which are available 24 hours a day, seven days a week. This eliminates the need to mail the proxy card.

      o To submit your proxy electronically over the Internet, go to the Web site: http://www.eproxyvote.com/mny and follow the prompts. You must use the control number printed in the box above as well as your social security number to access this account.

      o    To submit your proxy by  telephone,  use a touch-tone  telephone  and
           call    1-877-779-8683.    Outside   the   U.S.   and   Canada   call
           001-201-536-8073.

Also, if you have any questions or need assistance in voting, call 1-800-829-6554. Shareholders calling from outside the U.S. and Canada can call collect 001-212-269-5550. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., and Saturday from 8:00 a.m. to 3:30 p.m. (EDT).


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.